Exhibit 99.2

CARROLL BANCORP, INC. AND SUBSIDIARY

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

INDEPENDENT AUDITOR’S REPORT

Board of Directors and Stockholders

Carroll Bancorp, Inc. and Subsidiary

Sykesville, Maryland

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Carroll Bancorp, Inc. and Subsidiary (the “Company”), which comprise the consolidated statement of financial condition as of December 31, 2019; the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the year then ended; and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements, in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of their operations and their cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

Other Matter

The consolidated financial statements of the Company, as of and for the year ended December 31, 2018, were audited by other auditors, whose report, dated March 22, 2019, expressed an unmodified opinion on those statements.

Cranberry Township, Pennsylvania

February 20, 2020

Opinion

Dixon Hughes Goodman LLP

Baltimore, Maryland
March 22, 2019

DHG is registered in the U.S. Patent and Trademark Office to Dixon Hughes Goodman LLP. 2

FINANCIAL INFORMATION

Carroll Bancorp, Inc. and Subsidiary

Consolidated Statements of Financial Condition

	December 31,
	2019	2018
Assets:
Cash and due from banks	$1,426,844	$1,425,551
Interest-bearing deposits with depository institutions	3,943,343	6,246,683
Cash and cash equivalents	5,370,187	7,672,234
Certificates of deposit with depository institutions	1,500,000	3,750,000
Securities available for sale, at fair value	12,454,720	19,656,568
Securities held to maturity (fair value at December 31, 2019 $2,278,358, and at December 31, 2018 $2,961,996)	2,203,407	2,935,960
Other equity securities, at cost	1,192,700	1,261,100
Loans and leases, net of allowance for loan losses - at December 31, 2019 $1,129,294 and at December 31, 2018 $1,140,836	151,649,005	151,554,598
Bank-owned life insurance	3,901,282	3,813,093
Premises and equipment, net	2,876,289	2,556,407
Foreclosed assets	1,711,101	1,781,823
Accrued interest receivable	499,291	574,290
Other assets	598,653	689,118
Total assets	$183,956,635	$196,245,191

Liabilities:
Deposits
Noninterest-bearing	$16,397,482	$14,783,423
Interest-bearing	127,729,199	140,291,240
Total deposits	144,126,681	155,074,663
Federal Home Loan Bank advances	21,000,000	23,000,000
Other liabilities	638,972	677,684
Total liabilities	165,765,653	178,752,347

Stockholders' Equity:
Preferred Stock (par value $0.01); authorized 1,000,000 shares; no shares issued and outstanding	-	-
Common Stock (par value $0.01); authorized 9,000,000 shares; issued and outstanding; 1,155,118 shares at December 31, 2019 and 1,094,964 shares at December 31, 2018	11,551	10,950
Capital Surplus	15,275,066	14,404,082
Retained earnings	2,882,226	3,288,836
Accumulated other comprehensive income (loss)	22,139	(211,024)
Total stockholders' equity	18,190,982	17,492,844
Total liabilities and stockholders' equity	$183,956,635	$196,245,191

The notes to the consolidated financial statements are an integral part of these statements.

Carroll Bancorp, Inc. and Subsidiary

Consolidated Statements of Operations

	For the Twelve Months Ended December 31,
	2019	2018
Interest and dividend income:
Loans	$6,994,226	$6,553,823
Investment securities	552,809	692,828
Certificates of deposit	80,715	81,839
Interest-earning deposits	135,048	150,660
Total interest income	7,762,798	7,479,150
Interest expense:
Deposits	1,763,850	1,377,169
Borrowings	491,316	473,461
Total interest expense	2,255,166	1,850,630
Net interest income	5,507,632	5,628,520
Provision for loan losses	24,528	174,561
Net interest income after provision for loan losses	5,483,104	5,453,959
Non-interest income:
Gain (loss) on sale/redemption of securities	78,628	(486)
Gain on sale of certificates of deposits with other financial institutions	13,625	-
Other than temporary impairment - nonmarketable equity securities	-	(24,996)
Gain on loans held for sale	230,929	105,232
Writedown on foreclosed asset	(70,722)	-
Increase in cash surrender value - life insurance	88,189	96,827
Customer service fees	157,123	178,591
Loan fee income	101,801	45,887
OREO rental income	52,404	931
Other income	54,014	43,854
Total non-interest income	705,991	445,840
Non-interest expense:
Salaries and employee benefits	3,259,454	2,866,651
Premises and equipment	735,007	666,605
Data processing	643,777	566,333
Professional fees	272,583	235,876
FDIC insurance	102,257	139,481
Directors' fees	175,272	183,130
Corporate insurance	49,395	47,415
Printing and office supplies	40,269	45,291
Other operating expenses	489,090	652,767
Total non-interest expenses	5,767,104	5,403,549
Income before income tax expense	421,991	496,250
Income tax expense	72,298	65,661
Net income	$349,693	$430,589

Basic earnings per share	$0.31	$0.39
Diluted earnings per share	$0.31	$0.38
Basic weighted average shares outstanding	1,122,759	1,114,389
Diluted weighted average shares outstanding	1,125,179	1,119,885

The notes to the consolidated financial statements are an integral part of these statements.

Carroll Bancorp, Inc. and Subsidiary

Consolidated Statements of Comprehensive Income

	For the Twelve Months Ended December 31,
	2019	2018

Net income	$349,693	$430,589

Other comprehensive gain (loss) before income tax:
Securities available for sale:
Net unrealized holding gains (losses) arising during the period	400,320	(182,221)
Less reclassification adjustment for (gain) loss on the sale of securities available for sale included in net income	(78,628)	486
Other comprehensive gain (loss) before income tax expense (benefit)	321,692	(181,735)
Income tax effect	88,529	(50,016)
Other comprehensive gain (loss), net of tax	233,163	(131,719)
Total comprehensive income	$582,856	$298,870

The notes to the consolidated financial statements are an integral part of these statements.

Carroll Bancorp, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity

For the Years Ended December 31, 2019 and 2018

					Accumulated
					Other
	Number of	Common	Capital	Retained	Comprehensive
	Shares	Stock	Surplus	Earnings	Income (Loss)	Total

Balances at January 1, 2018	1,095,011	$10,950	$14,335,623	$2,858,247	$(79,305)	$17,125,515
Net income				430,589		430,589
Other comprehensive loss					(131,719)	(131,719)
RSP compensation			41,609			41,609
ESOP shares committed to be released			17,406			17,406
ESOP allocated shares FMV adjustment			10,909			10,909
Director stock purchase plan	4,453	45	62,585			62,630
Stock repurchased	(4,500)	(45)	(64,050)			(64,095)
Balances at December 31, 2018	1,094,964	10,950	14,404,082	3,288,836	(211,024)	17,492,844

Net income				349,693		349,693
Other comprehensive income					233,163	233,163
RSP compensation			18,043			18,043
ESOP shares committed to be released			17,406			17,406
ESOP allocated shares FMV adjustment			10,386			10,386
Director stock purchase plan	5,230	52	69,395			69,447
Stock dividend paid	54,924	549	755,754	(756,303)		-
Balances at December 31, 2019	1,155,118	$11,551	$15,275,066	$2,882,226	$22,139	$18,190,982

The notes to the consolidated financial statements are an integral part of these statements.

Carroll Bancorp, Inc. and Subsidiary

Consolidated Statements of Cash Flows

	For the Twelve Months Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income	$349,693	$430,589
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
(Gain) loss on sale or redemption of securities	(78,628)	486
Gain on sale of certificates of deposits of other financial institutions	(13,625)	-
Other than temporary impairment - nonmarketable equity securities	-	24,996
Gain on sale of loans held for sale	(230,929)	(105,232)
Origination of loans held for sale	(9,984,499)	(4,038,094)
Proceeds from sale of loans held for sale	9,055,428	3,829,626
Amortization and accretion of securities	103,021	147,776
Amortization of deferred loan costs, net of origination fees	284,797	243,210
Write-down of foreclosed asset	70,722	-
Provision for loan losses	24,528	174,561
Depreciation of premises and equipment	260,674	224,589
Increase in cash surrender value of bank-owned life insurance	(88,189)	(96,827)
ESOP compensation expense	27,792	28,315
RSP compensation expense	18,043	41,609
Decrease in deferred tax assets	71,604	1,702
Decrease (increase) in accrued interest receivable	74,999	(66,508)
Increase in other assets	(69,669)	(96,328)
(Decrease) increase in other liabilities	(38,712)	298,822
Net cash (used in) provided by operating activities	(162,950)	1,043,292
Cash flows from investing activities:
Purchase of securities available for sale	(2,039,137)	(5,239,953)
Proceeds from sale or redemption of securities	8,835,660	20,000
Purchase of certificates of deposit	-	(250,000)
Proceeds from sale of certificates of deposits of other financial institutions	2,263,625	-
Principal collected on securities available for sale	1,435,178	1,456,802
Decrease (increase) in loans	756,269	(14,333,110)
Purchase of premises and equipment	(580,557)	(506,542)
Purchase of other equity securities	(611,600)	(436,500)
Redemption of other equity securities	680,000	425,000
Net cash provided by (used in) investing activities	10,739,438	(18,864,303)
Cash flows from financing activities:
(Decrease) increase in deposits	(10,947,982)	17,809,986
Proceeds from FHLB advances	26,500,000	56,000,000
Repayment of FHLB advances	(28,500,000)	(56,000,000)
Director stock purchase plan	69,447	62,630
Common stock repurchase	-	(64,095)
Net cash (used in) provided by financing activities	(12,878,535)	17,808,521
Net decrease in cash and cash equivalents	(2,302,047)	(12,490)
Cash and cash equivalents, beginning balance	7,672,234	7,684,724
Cash and cash equivalents, ending balance	$5,370,187	$7,672,234

Supplemental disclosure of cash flow information:
Interest paid	$2,230,116	$1,646,191
Income tax paid	$15,100	$176,106

The notes to the consolidated financial statements are an integral part of these statements.

CARROLL BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.                  Nature of Operations and Summary of Significant Accounting Policies

Organization and Nature of Operations

Carroll Bancorp, Inc., a Maryland corporation (the “Company”) was incorporated on February 18, 2011, to serve as the holding company for Carroll Community Bank (the “Bank”), a state chartered commercial bank. On October 12, 2011, in accordance with a plan of conversion adopted by its Board of Directors and approved by its members, the Bank converted from a Maryland chartered mutual savings bank to a state chartered commercial bank. The conversion was accomplished through formation of the Company to serve as the holding company of the Bank. The Company’s common stock is quoted on the OTC Pink marketplace of the OTC Markets Group under the symbol “CROL”.

In accordance with applicable regulations at the time of the conversion from a mutual holding company to a stock holding company, the Bank substantially restricted its retained earnings by establishing a liquidation account. The liquidation account is maintained for the benefit of eligible account holders who keep their accounts at the Bank after conversion. The liquidation account is reduced annually to the extent that eligible account holders have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder’s interest in the liquidation account. In the event of a complete liquidation of the Bank, and only in such event, each account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the adjusted qualifying account balances then held. The Bank may not pay dividends if those dividends would reduce equity capital below the required liquidation account amount.

The Bank is headquartered in Sykesville, Maryland and is a community-oriented financial institution providing financial services to individuals, families and businesses through three banking offices. The Bank is subject to the regulation, examination and supervision by the State of Maryland Department of Licensing and Regulation and the Federal Deposit Insurance Corporation (“FDIC”), our deposit insurer. Its primary deposits are certificate of deposit, savings and demand accounts and its primary lending products are residential and commercial real estate loans.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, the Bank. All significant intercompany balances and transactions between the Company and the Bank have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosure or in satisfaction of loans. In the determination of the allowance for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

Cash and Cash Equivalents

For the purposes of the statements of cash flows, cash and cash equivalents include cash on hand, balances due from banks and non-maturity interest-bearing deposits in other banks.

Certificates of Deposit with Depository Institutions

The Bank uses this financial instrument to supplement the securities investment portfolio. Interest and dividend income is recognized as earned. Purchase premiums and discounts are recognized as part of interest income using the interest method over the terms of the investments. Realized gains and losses on the sale of certificates of deposit are included in earnings based on trade date and are determined using the specific identification method. Certificates of deposit with depository institutions are not marked to market.

Securities

Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Securities that the Bank has the positive intent and ability to hold to maturity are classified as held to maturity and are reported at amortized cost (including amortization of premium or accretion of discount). Securities classified as available for sale are those securities that the Bank intends to hold for an indefinite time period but not necessarily to maturity. Securities available for sale are reported at fair value. Net unrealized gains and losses on securities available for sale are recognized as increases or decreases in other comprehensive income, net of taxes, and are excluded from the determination of net income.

Interest and dividend income is recognized as earned. Realized gains and losses on the sale of securities are included in earnings based on trade date and are determined using the specific identification method. Purchase premiums and discounts are recognized as part of interest income using the interest method over the terms of the securities.

Declines in the fair value of individual available for sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses. In estimating other-than-temporary impairment (“OTTI”) losses for debt securities, management considers whether the Bank (1) has the intent to sell the security, or (2) will more likely than not be required to sell the security before its anticipated recovery, or (3) will suffer a credit loss as the present value of the cash flows is expected to be collected from the security are less than its amortized cost basis.

The Bank does not engage in securities trading.

Loans Held for Sale

The Bank may from time to time carry loans held for sale. Loans held for sale are carried at lower of aggregate cost or fair value. Market value is derived from secondary market quotations for similar instruments. Net unrealized losses are recognized through a valuation allowance by charges to income if required. Gains or losses are determined by using the specific identification method. There were $1.5 million and $313,700 loans held for sale outstanding as of December 31, 2019 and 2018, respectively.

Loans and Leases

Loans and leases that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as a yield adjustment of the related loans using the interest method over the contractual term.

The accrual of interest is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status, if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest is reversed. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is maintained at a level to provide for losses that are probable and can be reasonably estimated. Management’s periodic evaluation of the adequacy of the allowance is based on the Bank’s past loan loss experience, known and inherent losses in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.

The allowance consists of specific, general and unallocated components. The specific reserve component of the allowance relates to loans that are impaired. A specific reserve is established for the carrying amount of a loan less the collateral value of underlying property.

General allowances are established for loan losses on a portfolio basis for loans that do not meet the definition of impaired. The portfolio is grouped into similar risk characteristics, primarily loan type. The Company applies an estimated loss rate to each loan group. The loss rates applied are based upon its loss experience adjusted, as appropriate, for qualitative factors.

The unallocated component represents the margin of imprecision inherent in the underlying assumptions used in estimating specific and general allowances.

A loan is considered past due or delinquent when a contractual payment is not paid by its due date. A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for all loans secured by real estate by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer loans for impairment disclosures.

The Bank’s charge-off policy states after all collection efforts have been exhausted, the loan is deemed to be a loss and the loss amount has been determined, the loss amount will be charged against the allowance for loan losses. Loans secured by real estate, either residential or commercial, are evaluated for loss potential at the 60 day past due threshold. At 90 days past due, the loan is placed on nonaccrual status and a specific reserve is established if the net realizable value is less than the principal value of the loan balance(s). Once the actual loss value has been determined, a charge-off for the amount of the loss is taken. Each loss is evaluated on its specific facts regarding the appropriate timing to recognize the loss. Consumer real estate loans are typically charged-off no later than 180 days past due and unsecured consumer loans are charged-off at the 90 day past due threshold or when an actual loss has been determined, whichever is earlier.

Other Equity Securities

Federal law requires a member institution of the Federal Home Loan Bank (the “FHLB”) to hold stock of its district FHLB according to a predefined formula. FHLB stock represents the required investment in the common stock of the Federal Home Loan Bank of Atlanta and is carried at cost. FHLB stock ownership is restricted and the stock can be sold only to the FHLB or to another member institution at its par value per share.

The Company evaluates the FHLB stock for impairment. The Company’s determination of whether this investment is impaired is based on an assessment of the ultimate recoverability of its cost rather than by recognizing temporary declines in value. The determination of whether a decline in value affects the ultimate recoverability of its cost is influenced by criteria such as (1) the significance of the decline in net assets of the FHLB as compared to the capital stock amount for the FHLB and the length of time this situation has persisted, (2) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB, and (3) the impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of the FHLB.

The Bank also maintains an investment in capital stock of Atlantic Community Bankers Bank and Community Bankers Bank. Because no ready market exists for Atlantic Community Bankers Bank and Community Bankers Bank stock, the Bank’s investment in these stocks are carried at cost.

Bank Owned Life Insurance

The Bank purchased single-premium life insurance policies on certain employees of the Bank. The cash surrender value of these policies is included in the accompanying statements of financial condition and the appreciation in the cash surrender value is classified as non-interest income.

Premises and Equipment

Premises and equipment are carried at cost less accumulated depreciation. Land is carried at cost. Depreciation of premises and equipment is computed on the straight-line method over the estimated useful lives of the assets. Additions and improvements are capitalized and amortized over the shorter of their estimated useful life or the term of the lease. Estimated useful lives are 20 to 40 years for buildings, 5 to 10 years for leasehold improvements and 3 to 5 years for equipment. Charges for repairs and maintenance are expensed when incurred.

Foreclosed Assets

Real estate acquired through foreclosure is recorded at fair value less estimated selling costs at the date of the foreclosure. Management periodically evaluates the recoverability of the carrying value of the real estate acquired through foreclosure. In the event of a subsequent decline, management provides an additional allowance to reduce real estate acquired through foreclosure to its fair value less estimated disposal cost. Costs related to holding such real estate are included in expenses for the current period while costs relating to improving the fair value of such real estate are capitalized.

Income Taxes

Deferred income taxes are recognized for temporary differences between the financial reporting basis and income tax basis of assets and liabilities based on enacted tax rates expected to be in effect when such amounts are realized or settled. Deferred tax assets are recognized only to the extent that it is more likely than not those amounts will be realized based on consideration of available evidence. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company has a tax sharing agreement with the Bank. The agreement provides that the Company will file a consolidated federal tax return and that the tax liability shall be apportioned among the entities as would be computed if each entity had filed a separate return. According to Maryland tax law, the Company and the Bank file separate Maryland state tax returns.

Advertising Costs

Advertising costs are expensed as incurred. For the years ended December 31, 2019 and 2018, advertising expense was $72,348 and $76,600, respectively.

Comprehensive Income

GAAP requires that recognized revenue, expenses, gains and losses be included in net income. Certain changes in assets and liabilities, such as unrealized gains and losses on securities available for sale, are reported as a separate component of equity, such items, along with net income, are components of comprehensive income.

The element of “other comprehensive income” includes unrealized gains or losses on securities available for sale, net of the impact of estimated income taxes and reclassification adjustments for gains or losses on security sales.

Earnings per Share

Earnings per share (“EPS”) is disclosed as basic and diluted. Basic earnings per share is net income available to common shareholders divided by the weighted average number of common shares outstanding during the period, excluding unallocated ESOP shares. Diluted earnings per share includes the dilutive effect of additional potential common shares issuable under stock options and restricted stock grants.

Stock-Based Compensation

Compensation cost is recognized for stock options and restricted stock awards issued to employees and directors, based on the fair value of these awards at the date of grant. Compensation cost is recognized over the required service period, net of estimated forfeitures. The estimation of stock-based awards that will ultimately vest requires judgement, and to the extent actual results or updated estimates differ from our current estimates, such amounts will be recorded as a cumulative adjustment in the period estimates are revised. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award.

Common Stock Dividend

On March 25, 2019, the Board of Directors declared a 5% common stock dividend, which was payable on May 1, 2019. All per share information has been revised as if the stock dividend had occurred at the beginning of the earliest period presented.

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the statement of financial condition when they are funded.

Credit Risk Concentrations

Most of the Bank’s activities are with customers within the state of Maryland. The Bank does not have any significant concentrations to any one industry or customer but does have a concentration in real estate lending.

Revenue from Contracts with Customers

The Company’s revenue includes net interest income on financial instruments and non-interest income. Specific categories of revenue are presented in the Consolidated Statements of Operations. Most of the Company’s revenue is not within the scope of Accounting Standard Update (ASU) No. 2014-09 – Revenue from Contracts with Customers. The revenue stream that was identified to be in scope of the guidance was deposit account service charges, ATM surcharge fees and debit card merchant fees.

Subsequent Events

Subsequent events have been evaluated for potential recognition and/or disclosure through February 20, 2020, which is the date these financial statements were available to be issued.

Accounting Standards Pending Adoption

In June 2016, the FASB issued ASU No. 2016-13, “Measurement of Credit Losses on Financial Instruments.” This ASU significantly changes how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. In issuing the standard, the FASB is responding to criticism that today’s guidance delays recognition of credit losses. The standard will replace today’s “incurred loss” approach with an “expected loss” model. The new model, referred to as the current expected credit loss (“CECL”) model, will apply to: (i) financial assets subject to credit losses and measured at amortized cost, and (ii) certain off-balance sheet credit exposures. This includes, but is not limited to, loans, leases, held-to-maturity securities, loan commitments, and financial guarantees. The CECL model does not apply to available-for-sale (“AFS”) debt securities. For AFS debt securities with unrealized losses, entities will measure credit losses in a manner similar to what they do today, except that the losses will be recognized as allowances rather than reductions in the amortized cost of the securities. As a result, entities will recognize improvements to estimated credit losses immediately in earnings rather than as interest income over time, as they do today. The ASU also simplifies the accounting model for purchased credit-impaired debt securities and loans. ASU 2016-13 also expands the disclosure requirements regarding an entity’s assumptions, models, and methods for estimating the allowance for loan and lease losses. In addition, entities will need to disclose the amortized cost balance for each class of financial asset by credit quality indicator, disaggregated by the year of origination. For entities that have adopted ASU 2016-13, ASU 2019-05 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted once ASU 2016-13 has been adopted. ASU No. 2016-13 was effective for interim and annual reporting periods beginning after December 15, 2019; however, in November 2019, the FASB issued ASU 2019-10, Financial Instruments ‒ Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842). The Update defers the effective date of ASU 2016-13 for SEC filers that are eligible to be smaller reporting companies, non-SEC filers and all other companies to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is not an SEC filer and does not expect to early adopt ASU 2016-13. The Company has assessed the guidance and has identified the available historical loan level information. The Company is in the process of reviewing various calculation methodologies and the impact on the Company’s financial position, results of operations and cash flows.

In March, 2017, the FASB issued ASU No. 2017-08, “Receivables – Nonrefundable Fees and Other Costs (Subtopic 310-20) – Premium Amortization of Purchased Callable Debt Securities.” ASU 2017-08 shortens the amortization period for certain callable debt securities held at a premium to require such premiums to be amortized to the earliest call date unless applicable guidance related to certain pools of securities is applied to consider estimated prepayments. Under prior guidance, entities were generally required to amortize premiums on individual, non-pooled callable debt securities as a yield adjustment over the contractual life of the security. ASU 2017-08 does not change the accounting for callable debt securities held at a discount. ASU 2017-08 became effective for the Company on January 1, 2019. The Company has determined the provisions of ASU No. 2017-08 did not have a significant impact on the Company's consolidated financial statements.

The FASB has issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework— Changes to the Disclosure Requirements for Fair Value Measurement. This ASU eliminates, adds and modifies certain disclosure requirements for fair value measurements. Among the changes, entities will no longer be required to disclose the amount of and reason for transfers between Level 1 and Level 2 of the fair value hierarchy, but will be required to disclose the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019; early adoption is permitted. Entities are also allowed to elect early adoption of the eliminated or modified disclosure requirements and delay adoption of the new disclosure requirements until their effective date. ASU 2018-13 only revises disclosure requirements; it will not have a material impact on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-14, Compensation – Retirement Benefits (Topic 715-20). This Update amends ASC 715 to add, remove and clarify disclosure requirements related to defined benefit pension and other postretirement plans. The Update eliminates the requirement to disclose the amounts in accumulated other comprehensive income expected to be recognized as part of net periodic benefit cost over the next year. The Update also removes the disclosure requirements for the effects of a one-percentage-point change on the assumed health care costs and the effect of this change in rates on service cost, interest cost and the benefit obligation for postretirement health care benefits. This Update is effective for public business entities for fiscal years ending after December 15, 2020, and must be applied on a retrospective basis. For all other entities, this Update is effective for fiscal years ending after December 15, 2021. This Update is not expected to have a significant impact on the Company’s financial statements.

Accounting Standards Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases, which will require organizations that lease assets – or lessees – to recognize assets and liabilities on their balance sheets for leases with lease terms of more than 12 months. Currently, the recognition, measurement, and presentation of expenses and cash flows arising from a lease for lessees primarily depends on its classification as a finance (capital) lease or operating lease. But unlike current GAAP, which requires only capital leases to be recognized on the balance sheet, the new standard requires companies to include both types of leases on their books. For finance leases, lessees will be required to (i) recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payment, in the statement of financial position, (ii) recognize interest on the lease liability separately from amortization of the right-of-use asset in the statement of comprehensive income and (iii) classify repayments of the principal portion of the lease liability within financing activities and payments of interest on the lease liability and variable lease payments within operating activities in the statement of cash flows. For operating leases, lessees will be required to (i) recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payment, in the statement of financial position, (ii) recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis and (iii) classify all cash payments within operating activities in the statement of cash flows. The ASU also will require disclosures to help investors and other financial statement users better understand the amounts, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements. The Company adopted the standard on January 1, 2019 with an impact of $313,500 in right-to-use assets on the Company’s consolidated financial statements.

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 provides accounting guidance for all revenue arising from contracts with customers and affects all entities that enter into contracts to provide goods or services to customers.  The guidance also provides a model for the measurement and recognition of gains and losses on the sale of certain nonfinancial assets, such as property and equipment, including real estate.  The Company’s revenue is comprised of net interest and non-interest income. The guidance does not apply to revenue associated with financial instruments, net interest income, loan origination and servicing activities, and gains and losses from securities. The majority of the Company’s revenues have not been affected. The revenue stream that was identified to be in scope of the guidance was deposit account service charges, ATM surcharge fees and debit card merchant fees. The Company adopted the standard in 2018 using a modified retrospective adoption method. The Company’s accounting policies and revenue recognition principles did not change as the principles of ASC 606 were consistent with the current revenue recognition practices.

Note 2.                  Securities

The amortized cost and fair value of securities available for sale and held to maturity at December 31, 2019 and 2018 are as follows:

	December 31, 2019
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Securities available for sale:
Residential mortgage-backed securities	$6,776,137	$13,038	$2,903	$6,786,272
Commercial mortgage-backed securities	3,093,339	-	4,189	3,089,150
Municipal bonds	532,071	3,647	-	535,718
Corporate bonds	2,022,628	20,952	-	2,043,580
	$12,424,175	$37,637	$7,092	$12,454,720

Securities held to maturity:
Municipal bonds	$250,000	$4,978	$-	$254,978
Corporate bonds	1,953,407	69,973	-	2,023,380
	$2,203,407	$74,951	$-	$2,278,358

	December 31, 2018
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Securities available for sale:
Agency securities	$947,612	$698	$-	$948,310
Residential mortgage-backed securities	9,263,407	1,552	167,319	9,097,640
Commercial mortgage-backed securities	3,239,212	-	32,405	3,206,807
Municipal bonds	4,460,039	695	70,228	4,390,506
Corporate bonds	2,037,445	-	24,140	2,013,305
	$19,947,715	$2,945	$294,092	$19,656,568

Securities held to maturity:
Municipal bonds	$981,916	$690	$1,126	$981,480
Corporate bonds	1,954,044	26,472	-	1,980,516
	$2,935,960	$27,162	$1,126	$2,961,996

The Bank had no private label residential mortgage-backed securities at December 31, 2019 and 2018 or during the years then ended, respectively.

At December 31, 2019 and 2018 the carrying amount of securities pledged as collateral for uninsured public fund deposits was $11.7 million and $8.4 million, respectively.

The amortized cost and fair value of securities available for sale and held to maturity at December 31, 2019 and 2018, by contractual maturity, are shown below. Expected maturities for mortgage-backed securities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	December 31, 2019
	Securities available for sale		Securities held to maturity
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value

Under 1 year	$-	$-	$-	$-
Over 1 year through 5 years	4,015,115	4,018,210	753,407	803,582
After 5 years through 10 years	3,473,612	3,496,269	1,450,000	1,474,776
Over 10 years	4,935,448	4,940,241	-	-
	$12,424,175	$12,454,720	$2,203,407	$2,278,358

	December 31, 2018
	Securities available for sale		Securities held to maturity
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value

Under 1 year	$40,189	$40,360	$-	$-
Over 1 year through 5 years	4,025,008	3,981,885	-	-
After 5 years through 10 years	6,579,749	6,469,865	2,685,960	2,711,749
Over 10 years	9,302,769	9,164,458	250,000	250,247
	$19,947,715	$19,656,568	$2,935,960	$2,961,996

The gains and losses incurred from the sale or redemption of securities available for sale and held to maturity for the twelve months ended December 31, 2019 and 2018, are summarized below:

	Amortized	Principal		Gross	Gross	Net
	Cost	Received	Number	Gains	Losses	Gains (Losses)

	For the Twelve Months Ended December 31, 2019

Securities available for sale	$8,032,032	$8,110,659	15	$87,221	$8,593	$78,628
Securities held to maturity	725,000	725,000	2	-	-	-
Total	$8,757,032	$8,835,659	17	$87,221	$8,593	$78,628

	For the Twelve Months Ended December 31, 2018

Securities available for sale	$20,486	$20,000	1	$-	$486	$(486)
Securities held to maturity	-	-	-	-	-	-
	$20,486	$20,000	1	$-	$486	$(486)

The principal received on the securities held to maturity was due to the redemption of municipal securities by the municipality.

Securities with gross unrealized losses at December 31, 2019 and 2018, aggregated by investment category and the length of time individual securities have been in a continual loss position, are as follows:

December 31, 2019
	Less than 12 Months		12 Months or More		Total
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
Securities available for sale:
Residential mortgage-backed securities	$2,035,906	$2,903	$-	$-	$2,035,906	$2,903
Commercial mortgage-backed securities	2,995,920	4,096	93,230	93	3,089,150	4,189
Municipal bonds	-	-	-	-	-	-
Corporate bonds	-	-	-	-	-	-
	$5,031,826	$6,999	$93,230	$93	$5,125,056	$7,092

Securities held to maturity:
Municipal bonds	$-	$-	$-	$-	$-	$-
Corporate bonds	-	-	-	-	-	-
	$-	$-	$-	$-	$-	$-

	December 31, 2018
	Less than 12 Months		12 Months or More		Total
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
Securities available for sale:
Residential mortgage-backed securities	$1,766,554	$12,238	$5,393,180	$155,081	$7,159,734	$167,319
Commercial mortgage-backed securities	-	-	3,206,807	32,405	3,206,807	32,405
Municipal bonds	2,149,901	22,589	1,897,116	47,639	4,047,017	70,228
Corporate bonds	1,490,185	22,284	523,120	1,856	2,013,305	24,140
	$5,406,640	$57,111	$11,020,223	$236,981	$16,426,863	$294,092

Securities held to maturity:
Municipal bonds	$-	$-	$480,790	$1,126	$480,790	$1,126
Corporate bonds	-	-	-	-	-	-
	$-	$-	$480,790	$1,126	$480,790	$1,126

All securities with unrealized losses have modest duration risk, low credit risk, and minimal unrealized losses when compared to the total fair value of each security. The unrealized losses that exist are the result of market changes in interest rates since the original purchase. Because the Bank does not intend to sell these securities and it is not likely if at all that the Bank will be required to sell these securities before recovery of their amortized cost basis, which may be at maturity, the Bank considers the unrealized losses to be temporary.

There were four securities in a loss position at December 31, 2019, of which one security had been in a loss position for greater than twelve months, and there were 30 securities in a loss position at December 31, 2018, of which 16 securities had been in a loss position for greater than twelve months.

Note 3.                  Loans

Loans at December 31, 2019 and 2018 are summarized as follows:

	December 31, 2019		December 31, 2018
		Percent		Percent
	Balance	of Total	Balance	of Total

Residential owner occupied - first lien	$29,781,012	19.5%	$31,343,946	20.6%
Residential owner occupied - junior lien	8,164,841	5.4%	8,382,872	5.5%
Residential non-owner occupied (investor)	18,004,183	11.8%	21,525,347	14.1%
Commercial owner occupied	28,504,614	18.7%	23,667,040	15.6%
Other commercial loans	67,793,313	44.5%	67,113,206	44.1%
Consumer loans	120,394	0.1%	128,078	0.1%
Total loans	152,368,357	100.0%	152,160,489	100.0%
Net deferred fees, costs and purchase premiums	409,942		534,945
Allowance for loan losses	(1,129,294)		(1,140,836)
Total loans, net	$151,649,005		$151,554,598

Our residential one- to four-family first lien mortgage loan portfolio is pledged as collateral for our advances with the Federal Home Loan Bank of Atlanta (“FHLB”).

Note 4.                  Credit Quality of Loans and Allowance for Loan Losses

Company policies, consistent with regulatory guidelines, provide for the classification of loans that are of lesser quality as substandard, doubtful, or loss. A loan is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard loans include those loans characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. Loans classified as doubtful have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses present make collection or liquidation in full, based on currently existing facts, conditions and values, highly questionable and improbable. Loans (or portions of loans) classified as loss are those considered uncollectible and of such little value that their continuance as assets is not warranted. Loans that do not expose us to risk sufficient to warrant classification in one of these categories, but which possess potential weaknesses that deserve our close attention, are required to be designated as special mention.

The Company maintains an allowance for loan losses at an amount estimated to equal all credit losses incurred in our loan portfolio that are both probable and reasonable at the balance sheet date. Our determination as to the classification of our assets is subject to review by the Maryland Commissioner of Financial Regulation and the FDIC. We regularly review our asset portfolio to determine whether any assets require classification in accordance with applicable regulations.

The Company provides for loan losses based upon the consistent application of our documented allowance for loan loss methodology. All loan losses are charged to the allowance for loan losses and all recoveries are credited to it. Additions to the allowance for loan losses are provided by charges to income based on various factors which, in our judgment, deserve current recognition in estimating probable losses. We regularly review the loan portfolio and make provisions for loan losses to maintain the allowance for loan losses in accordance with GAAP. The allowance for loan losses consists primarily of two components:

1)

specific allowances are established for loans classified as substandard or doubtful. For loans classified as impaired, the allowance is established when the net realizable value (collateral value less costs to sell) of the loan is lower than the carrying amount of the loan. The amount of impairment provided for as a specific allowance is represented by the deficiency, if any, between the present value of discounted cash flows, observable market prices, or underlying collateral value and the carrying value of the loan. Impaired loans for which the estimated fair value of the loan or the fair value of the underlying collateral, if the loan is collateral dependent, exceeds the carrying value of the loan are not considered in establishing specific allowances for loan losses; and

2)

general allowances are established for loan losses on a portfolio basis for loans that do not meet the definition of impaired loans. The portfolio is grouped into similar risk characteristics, primarily loan type and regulatory classification. We apply an estimated loss rate to each loan group. The loss rates applied are based upon our loss experience adjusted, as appropriate, for the qualitative factors discussed below. This evaluation is inherently subjective, as it requires material estimates that may be susceptible to significant revisions based upon changes in economic and real estate market conditions.

The allowance for loan losses is maintained at a level to provide for losses that are probable and can be reasonably estimated. Management’s periodic evaluation of the adequacy of the allowance is based on the Company’s past loan loss experience, known and inherent losses in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.

The adjustments to historical loss experience are based on our evaluation of several qualitative factors, including:

●	changes in the types of loans in the loan portfolio and the size of the overall portfolio;

●	changes in the levels of concentration of credit;

●	changes in the number and amount of non-accrual loans, classified loans, past due loans and troubled debt restructurings and other loan modifications;

●	changes in the experience, ability and depth of lending personnel;

●	changes in the quality of the loan review system and the degree of Board oversight;

●	changes in lending policies and procedures;

●	changes in the underlying collateral value;

●	changes in national, state and local economic trends and business conditions; and

●	changes in external factors such as competition and legal and regulatory oversight.

We evaluate the allowance for loan losses based upon the combined total of the specific and general components. Generally, when the loan portfolio increases, absent other factors, the allowance for loan loss methodology results in a higher dollar amount of estimated probable losses than would be the case without the increase. Generally, when the loan portfolio decreases, absent other factors, the allowance for loan loss methodology results in a lower dollar amount of estimated probable losses than would be the case without the decrease.

Commercial real estate loans generally have greater credit risks compared to one- to four-family residential mortgage loans we originate, as they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment experience on loans secured by income-producing properties typically depends on the successful operation of the related business and thus may be subject to adverse conditions in the real estate market and in the general economy. Therefore, we expect that the percentage of the allowance for loan losses as a percentage of the loan portfolio will increase going forward as we continue our focus on the origination of commercial real estate loans.

The following tables summarize the activity in the allowance for loan losses by portfolio segment for the years ended December 31, 2019 and 2018:

	Year Ended December 31, 2019
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total

Beginning balance	$70,316	$25,149	$126,478	$179,532	$739,361	$-	$1,140,836
Charge-offs	-	-	47,628	-	-	-	47,628
Recoveries	11,558	-	-	-	-	-	11,558
Provision	(10,508)	(655)	18,332	38,216	(20,857)	-	24,528
Ending Balance	$71,366	$24,494	$97,182	$217,748	$718,504	$-	$1,129,294

	Year Ended December 31, 2018
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total

Beginning balance	$74,981	$20,333	$174,577	$158,050	$606,954	$-	$1,034,895
Charge-offs	-	-	79,855	-	-	-	79,855
Recoveries	11,235	-	-	-	-	-	11,235
Provision	(15,900)	4,816	31,756	21,482	132,407	-	174,561
Ending Balance	$70,316	$25,149	$126,478	$179,532	$739,361	$-	$1,140,836

The following tables set forth certain information with respect to our loan delinquencies by portfolio segment at December 31, 2019 and 2018:

	December 31, 2019
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total
Current	$28,853,747	$8,164,841	$17,862,427	$28,504,614	$64,739,666	$120,394	$148,245,689
30-59 days past due	344,996	-	59,272	-	-	-	404,268
60-89 days past due	582,269	-	-	-	1,748,468	-	2,330,737
Greater than 90 days past due	-	-	82,484	-	1,305,179	-	1,387,663
Total past due	927,265	-	141,756	-	3,053,647	-	4,122,668
Total	$29,781,012	$8,164,841	$18,004,183	$28,504,614	$67,793,313	$120,394	$152,368,357

	December 31, 2018
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total
Current	$30,028,046	$8,382,872	$21,210,427	$22,136,848	$67,071,344	$128,078	$148,957,615
30-59 days past due	1,075,773	-	89,726	-	41,862	-	1,207,361
60-89 days past due	-	-	76,488	-	-	-	76,488
Greater than 90 days past due	240,127	-	148,706	1,530,192	-	-	1,919,025
Total past due	1,315,900	-	314,920	1,530,192	41,862	-	3,202,874
Total	$31,343,946	$8,382,872	$21,525,347	$23,667,040	$67,113,206	$128,078	$152,160,489

There were no loans past due greater than 90 days and still accruing at December 31, 2019 or 2018.

The following tables set forth the balance of the allowance for loan losses by portfolio segment, disaggregated by impairment methodology, which is then further segregated by amounts evaluated for impairment collectively and individually at December 31, 2019 and 2018:

	December 31, 2019
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total
Allowance for loan losses:
Ending balance	$71,366	$24,494	$97,182	$217,748	$718,504	$-	$1,129,294
Ending balance individually evaluated for impairment	$6,862	$-	$25,656	$-	$-	$-	$32,518
Ending balance collectively evaluated for impairment	$64,504	$24,494	$71,526	$217,748	$718,504	$-	$1,096,776
Loans:
Ending balance	$29,781,012	$8,164,841	$18,004,183	$28,504,614	$67,793,313	$120,394	$152,368,357
Ending balance individually evaluated for impairment	$298,774	$-	$212,179	$-	$3,975,646	$-	$4,486,599
Ending balance collectively evaluated for impairment	$29,482,238	$8,164,841	$17,792,004	$28,504,614	$63,817,667	$120,394	$147,881,758

	December 31, 2018
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total
Allowance for loan losses:
Ending balance	$70,316	$25,149	$126,478	$179,532	$739,361	$-	$1,140,836
Ending balance individually evaluated for impairment	$9,111	$-	$53,306	$-	$-	$-	$62,417
Ending balance collectively evaluated for impairment	$61,205	$25,149	$73,172	$179,532	$739,361	$-	$1,078,419
Loans:
Ending balance	$31,343,946	$8,382,872	$21,525,347	$23,667,040	$67,113,206	$128,078	$152,160,489
Ending balance individually evaluated for impairment	$610,212	$-	$290,945	$1,530,192	$1,833,031	$-	$4,264,380
Ending balance collectively evaluated for impairment	$30,733,734	$8,382,872	$21,234,402	$22,136,848	$65,280,175	$128,078	$147,896,109

The allowance for loan losses allocated to each portfolio segment is not necessarily indicative of future losses in any particular portfolio segment and does not restrict the use of the allowance to absorb losses in other portfolio segments.

The following tables are a summary of the loan portfolio quality indicators by portfolio segment at December 31, 2019 and 2018:

	December 31, 2019
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total
Pass	$29,482,238	$8,164,841	$17,851,276	$28,504,614	$63,817,666	$120,394	$147,941,029
Special Mention	-	-	-	-	-	-	-
Substandard	298,774	-	152,907	-	3,975,647	-	4,427,328
Doubtful	-	-	-	-	-	-	-
Total	$29,781,012	$8,164,841	$18,004,183	$28,504,614	$67,793,313	$120,394	$152,368,357

	December 31, 2018
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total
Pass	$30,733,734	$8,382,872	$21,234,402	$22,136,848	$65,280,175	$128,078	$147,896,109
Special Mention	-	-	-	-	-	-	-
Substandard	610,212	-	290,945	1,530,192	1,833,031	-	4,264,380
Doubtful	-	-	-	-	-	-	-
Total	$31,343,946	$8,382,872	$21,525,347	$23,667,040	$67,113,206	$128,078	$152,160,489

Management uses a ten-point internal risk rating system to monitor the credit quality of the overall loan portfolio. The first six categories are considered not criticized and are aggregated as a “Pass” rating.

●         Pass (risk ratings 1-6) – risk ratings one to four are deemed “acceptable”. Risk rating five is “acceptable with care” and risk rating six is a “watch credit”.

●         Special Mention (risk rating 7) - a special mention loan has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or in the institution’s credit position at some future date. Special mention loans are not adversely classified and do not expose the Bank to sufficient risk to warrant adverse classification.

●         Substandard (risk rating 8) - substandard loans are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

●         Doubtful (risk rating 9) - loans classified as doubtful have all the weaknesses inherent in those classified as substandard with the added characteristic that the loan’s present weaknesses make collection or liquidation in full, based on currently known facts, conditions and values, highly questionable and improbable.

●         Loss (risk rating 10) - loans classified as loss are considered uncollectible and of such little value that their continuance as assets is not warranted. This classification does not mean that the loan has absolutely no recovery or salvage value but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may occur in the future.

Loans classified special mention, substandard, doubtful or loss are reviewed at least quarterly to determine their appropriate classification. Non-classified commercial loan relationships greater than $500,000 are reviewed annually. Non-classified residential mortgage loans and consumer loans are not evaluated unless a specific event occurs to raise the awareness of possible credit deterioration.

The following tables are a summary of impaired loans by portfolio segment at December 31, 2019 and 2018:

	December 31, 2019
Impaired Loans:	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total

With no related allowance recorded:
Recorded Investment	$-	$-	$70,423	$-	$4,087,619	$-	$4,158,042
Unpaid Principal Balance	-	-	70,423	-	4,088,424	-	4,158,847

With an allowance recorded:
Recorded Investment	$257,849	$-	$182,641	$-	$-	$-	$440,490
Unpaid Principal Balance	298,774	-	182,641	-	-	-	481,415
Related Allowance	6,862	-	25,656	-	-	-	32,518

Total impaired loans:
Recorded Investment	$257,849	$-	$253,064	$-	$4,087,619	$-	$4,598,532
Unpaid Principal Balance	298,774	-	253,064	-	4,088,424	-	4,640,262
Related Allowance	6,862	-	25,656	-	-	-	32,518

	December 31, 2018
Impaired Loans:	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total

With no related allowance recorded:
Recorded Investment	$306,712	$-	$152,917	$1,531,628	$1,832,360	$-	$3,823,617
Unpaid Principal Balance	306,712	-	152,917	1,530,192	1,833,031	-	3,822,852

With an allowance recorded:
Recorded Investment	$260,909	$-	$173,390	$-	$-	$-	$434,299
Unpaid Principal Balance	303,500	-	173,390	-	-	-	476,890
Related Allowance	9,111	-	53,306	-	-	-	62,417

Total impaired loans:
Recorded Investment	$567,621	$-	$326,307	$1,531,628	$1,832,360	$-	$4,257,916
Unpaid Principal Balance	610,212	-	326,307	1,530,192	1,833,031	-	4,299,742
Related Allowance	9,111	-	53,306	-	-	-	62,417

The following tables set forth the balance of the allowance for loan losses by portfolio segment, disaggregated by impairment methodology, which is then further segregated by amounts evaluated for impairment collectively and individually at December 31, 2019 and 2018:

	Year Ended December 31, 2019
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total

With no related allowance recorded:
Average recorded investment	$218,695	$-	$75,288	$918,977	$2,139,026	$-	$3,351,986
Interest income that would have been recognized	-	-	-	72,981	135,263	-	208,244
Interest income recognized (cash basis)	2,387	-	-	130,317	-	-	132,704
Interest income foregone (recovered)	(2,387)	-	-	(57,336)	135,263	-	75,540

With an allowance recorded:
Average recorded investment	$259,500	$-	$220,297	$-	$-	$-	$479,797
Interest income that would have been recognized	-	-	15,715	-	-	-	15,715
Interest income recognized (cash basis)	-	-	-	-	-	-	-
Interest income foregone (recovered)	-	-	15,715	-	-	-	15,715

Total impaired loans:
Average recorded investment	$478,195	$-	$295,585	$918,977	$2,139,026	$-	$3,831,783
Interest income that would have been recognized	-	-	15,715	72,981	135,263	-	223,959
Interest income recognized (cash basis)	2,387	-	-	130,317	-	-	132,704
Interest income foregone (recovered)	(2,387)	-	15,715	(57,336)	135,263	-	91,255

	Year Ended December 31, 2018
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total

With no related allowance recorded:
Average recorded investment	$324,570	$-	$84,812	$814,867	$478,349	$-	$1,702,598
Interest income that would have been recognized	26,369	-	-	121,304	98,553	-	246,226
Interest income recognized (cash basis)	9,651	-	-	70,052	141,208	-	220,911
Interest income foregone (recovered)	16,718	-	-	51,252	(42,655)	-	25,315

With an allowance recorded:
Average recorded investment	$52,182	$-	$359,950	$-	$-	$-	$412,132
Interest income that would have been recognized	-	-	41,796	-	-	-	41,796
Interest income recognized (cash basis)	-	-	13,400	-	-	-	13,400
Interest income foregone (recovered)	-	-	28,396	-	-	-	28,396

Total impaired loans:
Average recorded investment	$376,752	$-	$444,762	$814,867	$478,349	$-	$2,114,730
Interest income that would have been recognized	26,369	-	41,796	121,304	98,553	-	288,022
Interest income recognized (cash basis)	9,651	-	13,400	70,052	141,208	-	234,311
Interest income foregone (recovered)	16,718	-	28,396	51,252	(42,655)	-	53,711

The following table is a summary of performing and nonperforming impaired loans by portfolio segment at December 31, 2019 and 2018:

	December 31,
	2019	2018
Performing loans:
Impaired performing loans:
Residential owner occupied - first lien	$-	$-
Residential owner occupied - junior lien	-	-
Residential non-owner occupied (investor)	59,272	-
Commercial owner occupied	-	-
Other commercial loans	2,670,467	-
Consumer loans	-	-
Troubled debt restructurings:
Residential owner occupied - first lien	298,774	303,500
Residential owner occupied - junior lien	-	-
Residential non-owner occupied (investor)	70,423	80,120
Commercial owner occupied	-	-
Other commercial loans	-	-
Consumer loans	-	-
Total impaired performing loans	3,098,936	383,620

Nonperforming loans:
Impaired nonperforming loans (nonaccrual):
Residential owner occupied - first lien	-	306,712
Residential owner occupied - junior lien	-	-
Residential non-owner occupied (investor)	82,484	210,825
Commercial owner occupied	-	1,530,192
Other commercial loans	1,305,179	1,833,031
Consumer loans	-	-
Troubled debt restructurings:
Residential owner occupied - first lien	-	-
Residential owner occupied - junior lien	-	-
Residential non-owner occupied (investor)	-	-
Commercial owner occupied	-	-
Other commercial loans	-	-
Consumer loans	-	-
Total impaired nonperforming loans (nonaccrual):	1,387,663	3,880,760
Total impaired loans	$4,486,599	$4,264,380

Troubled debt restructurings. Loans may be periodically modified in a troubled debt restructuring (“TDR”) to make concessions to help a borrower remain current on the loan and/or to avoid foreclosure. Generally, we do not forgive principal or interest on a loan or modify the interest rate to below market rates. When we modify loans in a TDR, we evaluate any possible impairment like any other impaired loans. If we determine that the value of the restructured loan is less than the recorded investment in the loan, impairment is recognized through a specific allowance estimate or a charge-off to the allowance.

If a restructured loan was nonperforming prior to the restructuring, the restructured loan will remain a nonperforming loan. After a period of six months and if the restructured loan is in compliance with its modified terms, the loan will become a performing loan. If a restructured loan was performing prior to the restructuring, the restructured loan will remain a performing loan. A performing TDR will no longer be reported as a TDR in calendar years after the year of the restructuring if the effective interest rate is equal or greater than the market rate for credits with comparable risk.

There were no TDR’s initiated during the twelve months ended December 31, 2019 and one during the twelve months ended December 31, 2018. The restructuring in 2018 consisted of a first lien residential mortgage in which the loan was refinanced to an adjustable rate loan with collected nonaccrual interest, late fees and initial escrow added to the principal balance of the new loan. No TDR loans defaulted during 2019.

Residential Foreclosures and Repossessed Assets — Once all potential alternatives for reinstatement are exhausted, past due loans collateralized by residential real estate are referred for foreclosure proceedings in accordance with the requirements of the applicable jurisdiction. Once the Bank obtains possession of the property collateralizing the loan, it records the repossessed property as foreclosed assets in the consolidated statement of financial condition. At December 31, 2019, there were no residential loans in the process of foreclosure. In addition, there were no foreclosed residential properties at December 31, 2019 or 2018.

Note 5.                  Premises and Equipment

A summary of premises and equipment at December 31, 2019 and 2018 is as follows:

				December 31,
				2019	2018
	Useful Lives (in years)
Land				$468,918	$468,918
Building and improvements	10	-	40	2,697,794	1,728,117
Furniture and equipment	3	-	10	1,486,044	1,144,880
Construction in process				-	781,799
				4,652,756	4,123,714
Accumulated depreciation				1,776,467	1,567,307
Net premises and equipment				$2,876,289	$2,556,407

In 2017, the Bank purchased a building in Westminster, Maryland for $900,000. The building was previously a branch location for 1st Mariner Bank. The Bank completed its renovations of the building during 2019. The building contains a full-service branch on the first floor and office space for residential loan originations and loan servicing on the second floor.

Note 6.                  Leases

A lease is defined as a contract, or part of a contract, that conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration. On January 1, 2019, the Company adopted ASU No. 2016-02 Leases (Topic 842) and all subsequent ASUs that modified Topic 842. For the Company, Topic 842 primarily affected the accounting treatment for operating lease agreements in which the Company is the lessee. Upon adoption of ASC Topic 842, Leases, on January 1, 2019, the Company recorded an asset of $313,495 and a corresponding liability in the amount of $298,111, included in other assets and other liabilities respectively on the consolidated balance sheet. The Company elected to adopt the transition relief under ASC Topic 842 using the modified retrospective transition method. All lease agreements are accounted for as operating leases. The Company had no unamortized initial direct costs related to the establishment of these lease agreements as of January 1, 2019.

Substantially all of the leases in which the Company is the lessee are comprised of real estate property for branches and office spaces with terms extending through March 2021. All of our leases are classified as operating leases, and, therefore, were previously not recognized on the Company’s consolidated balance sheet. With the adoption of Topic 842, operating lease agreements are required to be recognized on the consolidated balance sheet as a right-of-use (ROU) asset and a corresponding lease liability.

In April 2010, the Bank entered into a five-year lease agreement for its Westminster branch. The lease included an option for an additional five-year lease term. The Bank exercised that option in February 2015. The Bank pays its own operating expenses, including real estate taxes, insurance, utilities, maintenance and repairs. The Bank will allow the lease to expire effective August 31, 2020 as the branch has been moved to a new location. In addition, the Bank entered into a five-year lease agreement for its Bethesda branch in June 2015. The lease includes an option for the landlord to terminate the lease after three years with a one-year notice. The Bank is currently evaluating whether to enter into a new lease for this location. In February 2018, the Bank entered into a three-year lease agreement for a loan production office in Mt. Airy, Maryland. The lease includes options for two additional three-year lease terms.

The following table represents the consolidated balance sheet classification of the Company’s ROU assets and lease liabilities:

	Classification	December 31, 2019

Lease Right-of-use Assets	Other assets	$136,216

Lease Liabilities	Other liabilities	$125,983

Weighted-average remaining lease term (months)		11.00

Weighted-average discount rate		2.30%

Year Ended December 31:	Operating Leases
2020	$125,084
2021	9,033
Total Future Minimum Lease Payments	134,117
Amounts Representng Interest	8,134
Present Value of Net Future Minimum Lease Payments	$125,983

Note 7.                  Foreclosed Assets

The following table is a summary of the activity in foreclosed assets for the years ended December 31, 2019 and 2018:

	December 31,
	2019	2018

Beginning balance	$1,781,823	$1,781,823
Properties added during the year	-	-
Write-downs	(70,722)	-
Properties disposed during the year	-	-
Loss on sale of disposed properties	-	-
Ending balance	$1,711,101	$1,781,823

Note 8.                  Deposits

Deposits were comprised of the following at December 31, 2019 and 2018:

	December 31, 2019		December 31, 2018
	Balance	Percent of Total	Balance	Percent of Total

Non-interest bearing checking	$16,397,482	11.4%	$14,783,423	9.5%
Interest-bearing checking	19,076,747	13.2%	18,589,104	12.0%
Savings	4,657,204	3.2%	4,352,584	2.8%
Premium savings	17,778,571	12.3%	18,913,617	12.2%
IRA savings	3,548,786	2.5%	4,188,876	2.7%
Money market	9,968,105	6.9%	11,094,863	7.2%
Certificates of deposit	72,699,786	50.5%	83,152,196	53.6%
Total deposits	$144,126,681	100.0%	$155,074,663	100.0%

Certificates of deposit scheduled maturities are as follows:

	December 31,
	2019	2018
Period to Maturity:
Less than or equal to one year	$50,684,257	$44,424,763
More than one to two years	11,108,390	21,802,077
More than two to three years	4,073,934	6,269,552
More than three to four years	6,065,549	4,198,950
More than four to five years	767,656	6,456,854
Total certificates of deposit	$72,699,786	$83,152,196

Certificates of deposit included $8.0 million and $16.0 million in brokered deposit balances at December 31, 2019 and 2018, respectively. Deposit accounts in the Bank are insured by the FDIC, generally up to a maximum of $250,000 per separately insured depositor. Certificates of deposits of $250,000 or more totaled $19.9 million and $18.0 million, respectively, at December 31, 2019 and 2018.

Note 9.                  Borrowings

The Bank has a credit line with the FHLB with a maximum borrowing limit of 25% of the Bank’s total assets, as determined on a quarterly basis based on the data in the Bank’s Call Report as filed with the FDIC. The maximum borrowing availability is also limited to approximately 81% of the unpaid principal balance of qualifying residential mortgage loans. The FHLB has a blanket floating lien on the Bank’s residential mortgage portfolio and FHLB stock as collateral for the outstanding advances.

Borrowing		Grant	Maturity	December 31,
Amount	Rate	Date	Date	2019	2018

$4,000,000	2.30%	3/30/2018	2/28/2019	$-	$4,000,000
5,000,000	2.46%	7/19/2018	7/19/2019	-	5,000,000
5,000,000	2.51%	9/26/2018	3/26/2019	-	5,000,000
9,000,000	2.65%	12/31/2018	1/2/2019	-	9,000,000
9,000,000	2.65%	1/2/2019	1/2/2020	9,000,000	-
3,000,000	1.72%	11/15/2019	2/14/2020	3,000,000	-
2,000,000	2.58%	2/28/2019	2/28/2020	2,000,000	-
4,000,000	2.51%	3/28/2019	3/27/2020	4,000,000	-
3,000,000	1.70%	12/9/2019	3/9/2020	3,000,000	-

Total advances from FHLB				$21,000,000	$23,000,000

Unused available line of credit				$25,413,750	$26,197,250

At December 31, 2019, the Bank had availability of $12.5 million with various correspondent banks for short term contingency liquidity needs, if necessary. There were no borrowings outstanding at December 31, 2019 and 2018 under these facilities.

Note 10.                  Income Taxes

Income tax expense consisted of the following components:

	For Years Ended December 31,
	2019	2018
Current income tax expense (benefit):
Federal	$(28,051)	$53,491
State	28,745	10,468
Total current income tax expense	694	63,959
Deferred income tax expense (benefit):
Federal	86,685	3,541
State	(15,081)	(1,839)
Total deferred income tax expense	71,604	1,702
Total income tax expense	$72,298	$65,661

A reconciliation of the statutory income tax rate of 21% to the income tax expense included in the statements of operations is as follows:

	For Years Ended December 31,
	2019		2018
	Amount	Percent of Pretax Income	Amount	Percent of Pretax Income
Expected tax at federal statutory rate	$88,618	21.00%	$104,213	21.00%
State income tax, net of federal income tax benefit	10,795	2.56%	6,817	1.37%
Tax-exempt income	(34,464)	-8.17%	(47,496)	-9.57%
Other	7,349	1.74%	2,127	0.43%
Total income tax expense	$72,298	17.13%	$65,661	13.23%

The components of the net deferred tax assets are as follows:

	December 31,
	2019	2018
Deferred tax assets:
Allowance for loan losses	$310,782	$313,959
Net unrealized loss on securities available for sale	-	80,124
Nonaccrual interest on loans	52,170	20,007
Write down on foreclosed asset	20,641	-
Other	3,847	9,391
Total deferred tax assets	387,440	423,481

Deferred tax liabilities:
Net deferred loan origination costs / fees	(92,334)	(99,740)
Depreciation on premises and equipment	(149,119)	(26,028)
Federal Home Loan Bank stock basis difference	(15,577)	(15,575)
Net unrealized gain on securities available for sale	(8,406)	-
Total deferred tax liabilities	(265,436)	(141,343)
Net deferred tax assets	$122,004	$282,138

The Bank was allowed a special bad debt deduction at various percentages of otherwise taxable income for years through December 31, 1987. If the amounts which qualified as deductions for income tax purposes prior to December 31, 1987 are later used for purposes other than to absorb loan losses, including distributions in liquidations, they will be subject to income tax at the then current corporate rate. Retained earnings at December 31, 2019 and 2018 include $655,000 of such bad debt deductions for which no provision for income tax has been provided.

In assessing whether the Company will be able to realize the deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, the Company believes it is more likely than not the benefits of these deductible differences will be realized. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced. There was no valuation allowance for deferred tax assets as of December 31, 2019 and 2018.

As of December 31, 2019, the Company did not have any uncertain tax positions.  Interest and penalties associated with tax liabilities would be classified as additional income taxes in the statement of operations.  As of December 31, 2019, tax years ended December 31, 2016 through December 31, 2018 remain open and are subject to Federal and State taxing authority examination.

Note 11.                  Commitments, Contingent Liabilities, and Off-Balance Sheet Arrangements

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of our customers. These financial instruments are limited to commitments to originate mortgage loans and home equity loans, and involve, to varying degrees, elements of credit, interest rate, and liquidity risk. These do not represent unusual risks and management does not anticipate any losses which would have a material effect on us.

Outstanding loan commitments and lines of credit at December 31, 2019 and 2018 are as follows:

	December 31,
	2019	2018
Commitments to extend credit:
Consumer loans	$580,000	$591,900
Commercial loans	2,852,000	6,515,400
	3,432,000	7,107,300
Commitments under available lines of credit:
Consumer loans	9,556,895	8,890,060
Commercial loans	4,799,048	5,596,481
	14,355,943	14,486,541
Total Commitments	$17,787,943	$21,593,841

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. We generally require collateral to support financial instruments with credit risk on the same basis as we do for balance sheet instruments. Management generally bases the collateral required on the credit evaluation of the counter party. Commitments generally have interest rates fixed at current market rates, expiration dates or other termination clauses and may require payment of a fee. Available credit lines represent the unused portion of lines of credit previously extended and available to the customer so long as there is no violation of any contractual condition. These lines generally have variable interest rates. Since we expect many of the commitments to expire without being drawn upon, and since it is unlikely that customers will draw upon their lines of credit in full at any time, the total commitment amount or line of credit amount does not necessarily represent future cash requirements. We evaluate each customer’s credit-worthiness on a case-by-case basis. Because we conservatively underwrite these facilities at inception, we have not had to withdraw any commitments. We are not aware of any significant loss that we would incur by funding our commitments or lines of credit.

The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers. No amount has been recognized in the statement of financial condition at December 31, 2019 or 2018 as a liability for credit loss related to these commitments.

Note 12.                  Defined Contribution Benefit Plan

The Company has a "safe harbor" 401(k) profit sharing plan in which a majority of its employees participate. Under the plan, the employer match is calculated on the participant’s contribution based on 100% of the first 3% of a participant’s annual salary and 50% on the next 2% of a participant’s annual salary. During the year ended December 31, 2019, the Bank matched $107,859 compared to $92,205 during the year ended December 31, 2018, which is included in salaries and employee benefits expense in the accompanying consolidated statements of operations.

Note 13.                  Employee Stock Ownership Plan

The Company has an employee stock ownership plan (“ESOP”) for eligible employees. The ESOP holds 39,048 shares of the Company’s common stock of which 17,144 shares have been allocated to eligible employees as of December 31, 2019 with 23,140 shares remaining to be allocated over the term of the ESOP loan. The ESOP allocated shares include a distribution of 1,236 vested shares to a terminated employee. All share amounts have been adjusted for the 5% stock dividend paid on May 1, 2019.

The loans from the Company to the ESOP to fund the ESOP’s purchase of the common stock are secured by the shares purchased and will be repaid by the ESOP over the term of each loan with funds from the Bank’s contributions to the ESOP and dividends payable on the common stock, if any. The interest rates on the ESOP loans are adjustable rates equal to the lowest Prime rate, as published in The Wall Street Journal. The interest rate will adjust monthly and will be the Prime rate on the first business day of the calendar month. The interest rate on the loans was 4.75% at December 31, 2019.

The shares purchased by the ESOP are held by trustees in an unallocated suspense account, and shares are released annually from the suspense account on a pro-rata basis as principal and interest payments are made by the ESOP to the Company. The trustees allocate the shares released among participants based on each participant’s proportional share of compensation relative to all participants.

Participants vest in their accounts 20% after each year of service and become 100% vested upon the completion of five years of service. Participants who were employed by the Bank immediately prior to the Company’s initial public offering received credit for vesting purposes for years of service prior to adoption of the ESOP. Participants also become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the ESOP. Generally, participants will receive distributions from the ESOP upon separation from service. The separated employees can elect to receive their distribution as actual shares of vested stock or cash (based on the value of the stock as of the latest plan year-end). Forfeiture of non-vested shares and shares associated with cash distributions are reallocated to plan participants in the following year along with the regular annual share allocation.

The debt of the ESOP, in accordance with generally accepted accounting principles, is eliminated in consolidation and the shares pledged as collateral are reported as unallocated ESOP shares in the consolidated statement of financial condition. Contributions to the ESOP shall be sufficient to pay principal and interest currently due under the loan agreements. As shares are committed to be released from collateral, the Bank reports compensation expense equal to the average market price of the shares for the respective period, and shares become outstanding for earnings per share computations. ESOP compensation expense for the years ended December 31, 2019 and 2018 was $27,792 and $28,315, respectively.

Shares held by the ESOP trust at December 31, 2019 and 2018 are as follows:

	December 31,
	2019	2018
Shares held by the plan:
Allocated shares	15,908	14,325
Unallocated shares	23,140	24,041
Total shares held by the plan	39,048	38,366
Fair value of unallocated shares	$333,216	$326,958

The 2019 share amounts reflect the impact of a 5% stock dividend paid on May 1, 2019.

Note 14.                  Share-Based Compensation

The Company has a restricted stock plan for eligible employees under the Carroll Bancorp, Inc. 2011 Recognition and Retention Plan and Trust Agreement (“Plan”).

At December 31, 2019, the Company had 2,096 non-vested shares of restricted common stock pursuant to awards granted and 2,726 shares available to be granted. The unrecognized compensation expense related to restricted stock awards totaled approximately $27,523 at December 31, 2019 which is expected to be recognized over the next 27 months.

The grant basis of these restricted stock awards is based on the closing price of the Company’s stock on the grant date and is amortized in equal monthly installments over the five-year vesting period of the grant adjusted as necessary for forfeitures. The restricted stock expense for the years ended December 31, 2019 and 2018 was $18,043 and $41,609, respectively.

The table below presents the restricted stock award activity for the periods shown:

	2019		2018
	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value

Number of shares at January 1,	3,625	$13.09	7,346	$12.61
Granted	-	-	-	-
Vested	(1,529)	12.73	(3,593)	12.16
Forfeited	-	-	(128)	11.76
Number of shares at December 31,	2,096	$13.38	3,625	$13.09

The number of shares and fair value have been restated for the 5% stock dividend paid on May 1, 2019.

The Company also maintains the Carroll Bancorp, Inc. 2011 Stock Option Plan. No stock options had been granted as of December 31, 2019. Options for 47,448 shares of common stock may be granted under the plan.

On December 1, 2017, the Board of Directors approved and implemented a Non-Employee Director Stock Compensation Plan. Under the plan, a director can elect to purchase newly issued shares of Carroll Bancorp, Inc. stock with their directors’ fees. The purchase price is based on the closing stock price on the date of the meeting a director earned his fees. The shares of stock are issued on a quarterly basis.

Note 15.                  Earnings per Share

Basic earnings per share are computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Unallocated ESOP and unearned Recognition and Retention Plan shares are excluded from this calculation.

	Year Ended December 31,
	2019	2018

Net Income available to common shareholders	$349,693	$430,589
Weighted average number of shares used in:
Basic number of shares	1,122,759	1,114,389
Adjustment for common share equivalents	2,420	5,496
Diluted number of shares	1,125,179	1,119,885
Basic net income per common share	$0.31	$0.39
Diluted net income per common share	$0.31	$0.38

The weighted average number of shares have been restated for the 5% stock dividend paid on May 1, 2019

Note 16.                  Related Party Transactions

In the ordinary course of business, the Bank has made loans to executive officers and directors and their affiliates. The activity for related party loans for the years ended December 31, 2019 and 2018 are as follows:

	Year Ended December 31,
	2019	2018

Balance, beginning of year	$5,397,787	$4,663,268
Additions	130,539	997,348
Payments	(758,097)	(262,829)
Balance, end of year	$4,770,229	$5,397,787

Deposits for executive officers, directors and their affiliates as of December 31, 2019 and 2018 were $4.4 million and $4.5 million, respectively.

Note 17.                  Fair Value Measurements

Accounting guidance defines fair value as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. This guidance also establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below.

Level 1         Valuations for assets and liabilities traded in active exchange markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2         Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third party pricing services for identical or comparable assets or liabilities which use observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in active markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3         Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

The types of instruments valued based on quoted market prices in active markets include most U.S. government and agency securities, liquid mortgage products, active listed equities and most money market securities. Such instruments are generally classified within Level 1 or Level 2 of the fair value hierarchy. As required by accounting guidance, the Bank does not adjust the quoted price for such instruments.

The types of instruments valued based on quoted prices in markets that are not active, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency include most investment-grade and high-yield corporate bonds, less liquid mortgage products, less liquid equities, state, municipal and provincial obligations, and certain physical commodities. Such instruments are generally classified within Level 2 of the fair value hierarchy.

Level 3 is for positions that are not traded in active markets or are subject to transfer restrictions, valuations are adjusted to reflect illiquidity and/or non-transferability, and such adjustments are generally based on available market evidence. In the absence of such evidence, management’s best estimate is used.

Impaired loans are evaluated and valued at the time the loan is identified as impaired, at the lower of cost or market value. Market value is measured based on the value of the collateral securing these loans and is classified within Level 3 in the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory and/or accounts receivable. The value of real estate collateral is determined based on an appraisal by a qualified licensed appraiser hired by the Bank, generally less a discount of 10% to account for sales costs. The value of business equipment, inventory and accounts receivable collateral is based on the net book value on the business’ financial statements and, if necessary, discounted based on management’s review and analysis. Appraised and reported values may be discounted based on management’s historical knowledge, changes in market conditions from the time of valuation, and/or management’s expertise and knowledge of the client and client’s business. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and are adjusted accordingly, based on the same factors identified above.

Foreclosed assets are adjusted to fair value upon transfer of loans to foreclosed assets. The fair value of a foreclosed asset is determined by the lower of carrying cost or appraised fair value, generally less a discount of 10% to account for sales costs. Fair value is based upon independent market prices, appraised value of the collateral or management’s estimation of the value of the collateral. When the fair value of the collateral is based on an observable market price or a current appraised value, the Bank records the foreclosed asset as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there are no observable market prices, the Bank records the foreclosed asset as nonrecurring Level 3.

The following table presents a summary of financial assets measured at fair value on a recurring basis at December 31, 2019 and 2018:

	December 31, 2019
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Carrying Value	Level 1	Level 2	Level 3
Residential mortgage-backed securities	$6,786,272	$-	$6,786,272	$-
Commercial mortgage-backed securities	3,089,150	-	3,089,150	-
Municipal bonds	535,718	-	535,718	-
Corporate bonds	2,043,580	-	2,043,580	-
Total securities available for sale	$12,454,720	$-	$12,454,720	$-

	December 31, 2018
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Carrying Value	Level 1	Level 2	Level 3
Agency securities	$948,310	$-	$948,310	$-
Residential mortgage-backed securities	9,335,107		9,335,107
Commercial mortgage-backed securities	2,969,340	-	2,969,340	-
Municipal bonds	4,390,506	-	4,390,506	-
Corporate bonds	2,013,305	-	2,013,305	-
Total securities available for sale	$19,656,568	$-	$19,656,568	$-

The following table presents a summary of financial assets measured at fair value on a non-recurring basis at December 31, 2019 and 2018:

	December 31, 2019
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Carrying Value	Level 1	Level 2	Level 3
Residential owner occupied - first lien	$291,912	$-	$-	$291,912
Residential non-owner occupied (investor)	186,523	-	-	186,523
Commercial owner occupied	-	-	-	-
Other commercial loans	3,975,646	-	-	3,975,646
Total impaired loans	$4,454,081	$-	$-	$4,454,081

Other commercial loans	$1,711,101	$-	$-	$1,711,101
Total foreclosed real estate	$1,711,101	$-	$-	$1,711,101

	December 31, 2018
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Carrying Value	Level 1	Level 2	Level 3
Residential owner occupied - first lien	$601,101	$-	$-	$601,101
Residential non-owner occupied (investor)	237,639	-	-	237,639
Commercial owner occupied	1,530,192	-	-	1,530,192
Other commercial loans	1,833,031	-	-	1,833,031
Total impaired loans	$4,201,963	$-	$-	$4,201,963

Other commercial loans	$1,781,823	$-	$-	$1,781,823
Total foreclosed real estate	$1,781,823	$-	$-	$1,781,823

The estimated fair values of the Company’s financial instruments were as follows at the dates indicated:

	December 31, 2019
	Carrying		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Amount	Fair Value	Level 1	Level 2	Level 3
Financial instruments - assets:
Cash and cash equivalents	$5,370,187	$5,370,187	$5,370,187	$-	$-
Certificates of deposit with depository institutions	1,500,000	1,500,000	-	1,500,000	-
Securities available for sale	12,454,720	12,454,720	-	12,454,720	-
Securities held to maturity	2,203,407	2,278,358	-	2,178,358	100,000
Other equity securities	1,192,700	1,192,700	-	1,069,100	123,600
Loans and leases, net of allowance for loan losses	151,649,005	151,587,046	-	-	151,587,046
Bank-owned life insurance	3,901,282	3,901,282	-	3,901,282	-

Financial instruments - liabilities:
Deposits	$144,126,681	$144,265,286	$-	$144,265,286	$-
Federal Home Loan Bank advances	21,000,000	20,990,975	-	20,990,975	-

Financial instruments - off-balance sheet	$-	$-	$-	$-	$-

	December 31, 2018
	Carrying		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Amount	Fair Value	Level 1	Level 2	Level 3
Financial instruments - assets:
Cash and cash equivalents	$7,672,234	$7,672,234	$7,672,234	$-	$-
Certificates of deposit with depository institutions	3,750,000	3,750,000	-	3,750,000	-
Securities available for sale	19,656,568	19,656,568	-	19,656,568	-
Securities held to maturity	2,935,960	2,961,996	-	2,861,996	100,000
Other equity securities	1,261,100	1,261,100	-	1,137,100	124,000
Loans and leases, net of allowance for loan losses	151,554,598	148,624,448	-	-	148,624,448
Bank-owned life insurance	3,813,093	3,813,093	-	3,813,093	-

Financial instruments - liabilities:
Deposits	$155,074,663	$155,655,426	$-	$155,655,426	$-
Federal Home Loan Bank advances	23,000,000	23,000,450	-	23,000,450	-

Financial instruments - off-balance sheet	$-	$-	$-	$-	$-

Note 18.                  Capital Requirements and Regulatory Matters

Federal and state banking regulations place certain restrictions on dividends paid to the Company by the Bank, and loans or advances made by the Bank to the Company. For a Maryland chartered bank, dividends may be paid out of undivided profits or, with the prior approval of the Maryland Commissioner of Financial Regulation, from surplus in excess of 100% of required capital stock. If, however, the surplus of a Maryland bank is less than 100% of its required capital stock, cash dividends may not be paid more than 90% of net earnings. Loans and advances are limited to 10% of the Bank’s capital and surplus on a secured basis. In addition, the payment of dividends by the Bank would be prohibited if the effect thereof would cause the Bank’s capital to be reduced below minimum capital requirements.

The Company’s ability to pay dividends is dependent on the Bank’s ability to pay dividends to the Company.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total, tier I and common equity tier 1 capital to risk weighted assets, tier 1 leverage to average assets and tangible capital to tangible assets. Management believes, as of December 31, 2019, the Bank met all capital adequacy requirements to which it is subject.

As of December 2019, the most recent notification from the Bank’s regulators, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum ratios as set forth in the following table. There are no conditions or events since the notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios at December 31, 2019 and 2018 are presented in the table below:

	December 31, 2019
	Actual		For Capital Adequacy Purposes		To be well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk-weighted assets	$18,839,605	13.1%	$11,525,431	8.0%	$14,406,789	10.0%
Tier 1 capital to risk-weighted assets	17,710,311	12.3%	8,644,073	6.0%	11,525,431	8.0%
Common equity tier 1 capital to risk-weighted assets	17,710,311	12.3%	6,483,055	4.5%	9,364,413	6.5%
Tier 1 leverage to average assets	17,710,311	9.5%	7,483,015	4.0%	9,353,768	5.0%
Tangible capital to tangible assets	17,732,450	9.6%	N/A	N/A	N/A	N/A

	December 31, 2018
	Actual		For Capital Adequacy Purposes		To be well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk-weighted assets	$18,465,032	12.7%	$11,626,721	8.0%	$14,533,402	10.0%
Tier 1 capital to risk-weighted assets	17,324,196	11.9%	8,720,041	6.0%	11,626,721	8.0%
Common equity tier 1 capital to risk-weighted assets	17,324,196	11.9%	6,540,031	4.5%	9,446,711	6.5%
Tier 1 leverage to average assets	17,324,196	8.6%	8,018,789	4.0%	10,023,487	5.0%
Tangible capital to tangible assets	17,113,172	8.7%	N/A	N/A	N/A	N/A

The following table presents a reconciliation of the Company’s consolidated equity as determined using GAAP and the Bank’s regulatory capital amounts:

	December 31,
	2019	2018
Consolidated GAAP equity	$18,190,982	$17,492,844
Consolidated equity in excess of Bank equity	(458,532)	(379,672)
Bank GAAP equity - Tangible capital	17,732,450	17,113,172
Less:
Accumulated other comprehensive loss, net of tax	22,139	(211,024)
Disallowed deferred tax assets	-	-
Common equity tier 1 capital	17,710,311	17,324,196
Plus:
Additional tier 1 capital	-	-
Tier 1 capital	17,710,311	17,324,196
Plus:
Allowance for loan losses	1,129,294	1,140,836
Total risk-based capital	$18,839,605	$18,465,032

Note 19.                  Other Comprehensive Income

Comprehensive income (loss) is defined as net income plus transactions and other occurrences that are the result of non-owner changes in equity. For the financial statements presented, non-equity changes are comprised of the unrealized gains or losses on available-for-sale securities. Unrealized gain or losses do not have an impact on the Company’s net income. The following table presents the components of other comprehensive income (loss) for the years ended December 31, 2019 and 2018:

		Before Income Tax	Income Tax Effect	Net of Income Tax
Year Ended December 31, 2019
Net unrealized gain on securities available-for-sale		$400,320	$110,167	$290,153
Less:	Reclassification adjustment for gains included in net income	(78,628)	(21,638)	(56,990)
Other comprehensive income		$321,692	$88,529	$233,163

Year Ended December 31, 2018
Net unrealized loss on securities available-for-sale		$(182,221)	$(50,150)	$(132,071)
Less:	Reclassification adjustment for losses included in net income	486	134	352
Other comprehensive loss		$(181,735)	$(50,016)	$(131,719)

The following table presents the changes in accumulated comprehensive income (loss), net of tax, for the years ended December 31, 2019 and 2018:

Securities Available For Sale
Balance at January 1, 2018	$(79,305)

Other comprehensive loss before reclassifications	(132,071)
Amounts reclassified from accumulated other comprehensive loss	352
Net other comprehensive loss	(131,719)
Balance at December 31, 2018	(211,024)

Other comprehensive gains before reclassifications	290,153
Amounts reclassified from accumulated other comprehensive income	(56,990)
Net other comprehensive income	233,163
Balance at December 31, 2019	$22,139

The following table presents the amount reclassified out of accumulated other comprehensive loss for the years ended December 31, 2019 and 2018:

			Affected Line Item in the
	Year Ended December 31,		Consolidated Statement
	2019	2018	of Operations

Realized (gains) losses on the sale of investment securities	$(78,628)	$486	(Gain) loss on sale of securities
Income tax effect	(21,638)	134	Income tax expense
Total reclassifications	$(56,990)	$352	Net income

Note 20.                  Parent Company Only Financial Statements

Presented below are the condensed balance sheets, statements of operations and statements of cash flows for Carroll Bancorp, Inc. at and for the years ended December 31, 2019 and 2018:

Condensed Balance Sheets

	December 31,
	2019	2018
Assets:
Cash and due from banks	$273,911	$129,291
Loans	191,465	253,448
Other assets	-	202
Investment in bank subsidiary	17,732,450	17,113,172
Total Assets	$18,197,826	$17,496,113

Liabilities:
Other liabilities	$6,844	$3,269
Total Liabilities	6,844	3,269

Stockholders' Equity:
Preferred Stock (par value $0.01); authorized 1,000,000 shares; no shares issued and outstanding	-	-
Common Stock (par value $0.01); authorized 9,000,000 shares; issued and outstanding 1,155,118 at December 31, 2019 and 1,094,964 at December 31, 2018	11,551	10,950
Additional paid-in capital	15,519,623	14,682,353
Unallocated ESOP shares	(191,465)	(208,870)
Unearned RSP shares	(53,092)	(69,401)
Retained earnings	2,882,226	3,288,836
Accumulated other comprehensive income (loss)	22,139	(211,024)
Total stockholders' equity	18,190,982	17,492,844
Total liabilities and stockholders' equity	$18,197,826	$17,496,113

Condensed Statements of Operations

	Year Ended December 31,
	2019	2018
Loan interest income	$12,988	$11,882
Total income	12,988	11,882
Income before income tax expense	12,988	11,882
Income tax expense	3,574	3,269
Net income before equity in net income of bank subsidiary	9,414	8,613
Equity in net income of bank subsidiary	340,279	421,976
Net income	$349,693	$430,589

Condensed Statements of Cash Flows

	Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income	$349,693	$430,589
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed income of bank subsidiary	(340,279)	(421,976)
Decrease (increase) in other assets	202	(202)
Increase (decrease) in other liabilities	3,574	(5,554)
Net cash provided by operating activities	13,190	2,857
Cash flows from investing activities:
ESOP loan principal collections	17,406	17,406
Decrease (increase) in other loans	44,577	(44,577)
Net cash provided by (used in) investing activities	61,983	(27,171)
Cash flows from financing activities:
Director stock purchase plan	69,447	62,630
Common stock repurchase	-	(64,095)
Net cash provided by (used in) financing activities	69,447	(1,465)
Net increase (decrease) in cash and cash equivalents	144,620	(25,779)
Cash and cash equivalents, beginning balance	129,291	155,070
Cash and cash equivalents, ending balance	$273,911	$129,291

CARROLL BANCORP, INC. AND SUBSIDIARIES

FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

FINANCIAL INFORMATION

Financial Statements

Carroll Bancorp, Inc. and Subsidiary

Consolidated Statements of Financial Condition

	September 30,	December 31,
	2020	2019
	(unaudited)	(unaudited)
Assets:
Cash and due from banks	$317,947	$1,426,844
Interest-bearing deposits with depository institutions	5,123,663	3,943,343
Total Cash and cash equivalents	5,441,610	5,370,187
Certificates of deposit with depository institutions	750,000	1,500,000
Securities available for sale, at fair value	10,660,858	12,454,720
Securities held to maturity (fair value September 30, 2020 $2,261,762 and December 31, 2019 $2,278,358)	2,202,937	2,203,407
Other equity securities, at cost	926,700	1,192,700
Loans and leases, net of allowance for loan losses - September 30, 2020 $1,139,940 and December 31, 2019 $1,129,294)	146,856,050	151,649,005
Bank-owned life insurance	3,963,723	3,901,282
Premises and equipment, net	2,619,413	2,876,289
Foreclosed assets	1,411,605	1,711,101
Accrued interest receivable	837,496	499,291
Other assets	489,498	598,653
Total assets	$176,159,890	$183,956,635

Liabilities:
Deposits
Noninterest-bearing	$21,223,015	$16,397,482
Interest-bearing	123,673,693	127,729,199
Total deposits	144,896,708	144,126,681
Federal Home Loan Bank advances	13,000,000	21,000,000
Other liabilities	95,578	638,972
Total liabilities	157,992,286	165,765,653

Stockholders' Equity:
Preferred Stock (par value $0.01); authorized 1,000,000 shares; no shares issued and outstanding	-	-
Common Stock (par value $0.01); authorized 9,000,000 shares; issued and outstanding 1,146,913 shares at September 30, 2020 and 1,155,118 shares at December 31, 2019)	11,469	11,551
Capital Surplus	15,345,908	15,275,066
Retained earnings	2,692,592	2,882,226
Accumulated other comprehensive income	117,635	22,139
Total stockholders' equity	18,167,604	18,190,982
Total liabilities and stockholders' equity	$176,159,890	$183,956,635

The notes to the consolidated financial statements are an integral part of these statements.

Carroll Bancorp, Inc. and Subsidiary

Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Interest and dividend income:
Loans	$1,727,479	$1,873,984	$5,159,318	$5,251,929
Securities available for sale	65,054	87,596	248,365	345,624
Securities held to maturity	29,219	30,935	87,608	96,328
Certificates of deposit	3,969	20,826	13,853	61,815
Interest-earning deposits	1,702	28,553	20,636	100,397
Total interest income	1,827,423	2,041,894	5,529,780	5,856,093
Interest expense:
Deposits	258,932	432,893	903,976	1,334,165
Borrowings	9,736	110,259	176,127	381,702
Total interest expense	268,668	543,152	1,080,103	1,715,867
Net interest income	1,558,755	1,498,742	4,449,677	4,140,226
Provision for loan losses	-	-	137,569	24,528
Net interest income after provision for loan losses	1,558,755	1,498,742	4,312,108	4,115,698
Non-interest income:
Gain on sale of securities available for sale	-	23,581	-	78,628
Gain on loans held for sale	232,167	76,241	467,083	151,234
Increase in cash surrender value - life insurance	21,121	22,588	62,441	66,407
Customer service fees	32,920	40,761	91,577	113,416
Write down of other real estate owned	(299,496)	-	(299,496)	-
Loan fee income	23,700	49,302	38,794	88,380
Other income	47,001	32,423	141,178	66,300
Total non-interest income	57,413	244,896	501,577	564,365
Non-interest expense:
Salaries and employee benefits	1,104,069	808,566	2,586,071	2,420,086
Premises and equipment	162,975	179,239	572,568	540,128
Data processing	161,451	160,771	489,680	472,686
Professional fees	(10,514)	67,051	66,952	211,544
FDIC insurance	15,609	(9,000)	75,128	76,675
Directors' fees	39,642	44,262	121,359	131,657
Corporate insurance	13,216	12,666	39,805	36,985
Printing and office supplies	6,815	8,941	24,016	30,136
Other operating expenses	179,552	85,318	384,261	471,066
Merger transaction costs	327,915	-	735,018	-
Total non-interest expenses	2,000,730	1,357,814	5,094,858	4,390,963
Income (loss) before income tax expense (benefit)	(384,562)	385,824	(281,173)	289,100
Income tax (benefit) expense	(144,145)	95,073	(91,539)	37,559
Net (loss) income	$(240,417)	$290,751	$(189,634)	$251,541

Basic earnings per share	$(0.21)	$0.26	$(0.17)	$0.22
Diluted earnings per share	$(0.21)	$0.26	$(0.17)	$0.22
Basic weighted average shares outstanding	1,130,468	1,124,244	1,129,136	1,122,032
Diluted weighted average shares outstanding	1,133,867	1,126,340	1,131,824	1,124,560

The notes to the consolidated financial statements are an integral part of these statements.

Carroll Bancorp, Inc. and Subsidiary

Consolidated Statements of Comprehensive Income

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019

Net (loss) income	$(240,417)	$290,751	$(189,634)	$251,541

Other comprehensive income, before income tax:
Securities available for sale:
Net unrealized holding (losses) gains arising during the period	(10,055)	39,777	131,755	383,756
Less reclassification adjustment for gain on the sale of securities available for sale included in net income	-	23,581	-	78,628
Other comprehensive (loss) income, before income tax	(10,055)	16,196	131,755	305,128
Income tax effect	(2,767)	4,457	36,259	83,970
Other comprehensive (loss) income, net of tax	(7,288)	11,739	95,496	221,158
Total comprehensive (loss) income	$(247,705)	$302,490	$(94,138)	$472,699

The notes to the consolidated financial statements are an integral part of these statements.

Carroll Bancorp, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity

For the Nine Months Ended September 30, 2020 and 2019

(unaudited)

					Accumulated
			Additional		Other
	Number of	Common	Paid-in	Retained	Comprehensive
	Shares	Stock	Capital	Earnings	Income	Total

Balances at January 1, 2020	1,155,118	$11,551	$15,275,066	$2,882,226	$22,139	$18,190,982
Net loss				(189,634)		(189,634)
Other comprehensive income					95,496	95,496
ESOP returned shares	(8,852)	(89)	(191,380)			(191,469)
ESOP paid off			191,465			191,465
RSP compensation			62,238			62,238
Director stock issuance	647	7	8,519			8,526
Balances at September 30, 2020	1,146,913	$11,469	$15,345,908	$2,692,592	$117,635	$18,167,604

Balances at January 1, 2019	1,094,964	$10,950	$14,404,082	$3,288,836	$(211,024)	$17,492,844
Net income				251,541		251,541
Other comprehensive income					221,158	221,158
RSP compensation			13,732			13,732
Director stock issuance	4,536	45	60,636			60,681
Stock dividend declared	54,924	549	755,754	(756,303)		-
Balances at September 30, 2019	1,154,424	$11,544	$15,234,204	$2,784,074	$10,134	$18,039,956

The notes to the consolidated financial statements are an integral part of these statements.

Carroll Bancorp, Inc. and Subsidiary

Consolidated Statements of Cash Flows

(unaudited)

	For the Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(189,634)	$251,541
Adjustments to reconcile net income to net cash (used) provided by operating activities:
Gain on sale of securities available for sale	-	(78,628)
Gain on sale of loans held for sale	(467,083)	(74,993)
Origination of loans held for sale	(21,258,024)	(3,414,000)
Proceeds from sale of loans held for sale	21,495,857	3,502,693
Amortization and accretion of securities	65,089	61,455
Amortization of deferred loan costs, net of origination fees	130,176	159,373
Provision for loan losses	137,569	24,528
Depreciation of premises and equipment	219,484	125,680
Loss on disposal of fixed assets	52,023	-
Write down of other real estate owned	299,496	-
Increase in cash surrender value of bank-owned life insurance	(62,441)	(66,407)
ESOP compensation expense	-	15,000
RSP compensation expense	62,238	13,732
Increase in deferred tax assets	(15,416)	(47,766)
(Increase) decrease in accrued interest receivable	(338,205)	5,885
Decrease (increase) in other assets	90,062	(220,698)
(Decrease) increase in other liabilities	(545,147)	23,976
Net cash (used) provided by operating activities	(323,956)	281,371
Cash flows from investing activities:
Proceeds from sale or redemption of securities available for sale	325,000	7,200,904
Principal collected on securities available for sale	1,535,997	753,949
Maturity of certificates of deposit with financial institutions	750,000	-
Decrease (increase) in loans	4,754,460	(2,346,383)
Purchase of premises and equipment	(14,630)	(401,356)
Purchase of other equity securities	(1,190,000)	(356,600)
Redemption of other equity securities	1,456,000	467,500
Net cash provided in investing activities	7,616,827	5,318,014
Cash flows from financing activities:
Increase (decrease) in deposits	770,026	(3,448,601)
Proceeds from FHLB advances	76,000,000	18,000,000
Repayment of FHLB advances	(84,000,000)	(21,000,000)
Director stock purchase plan	8,526	52,520
Net cash used by financing activities	(7,221,448)	(6,396,081)
Net increase (decrease) in cash and cash equivalents	71,423	(788,535)
Cash and cash equivalents, beginning balance	5,370,187	7,672,234
Cash and cash equivalents, ending balance	$5,441,610	$6,883,699
	-
Supplemental disclosure of cash flow information:
Interest paid	$1,371,346	$1,740,559
Income tax paid	$-	$-

The notes to the consolidated financial statements are an integral part of these statements.

CARROLL BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 1.                  Summary of Significant Accounting Policies

As used in these Notes, the terms “the Company”, “we”, “us”, and “our” mean Carroll Bancorp, Inc. (“Carroll”) and, unless the context clearly suggests otherwise, its consolidated subsidiaries.

Organization and Nature of Operations

Carroll, a Maryland corporation, was incorporated on February 18, 2011, to serve as the holding company for Carroll Community Bank (the “Bank”), a state chartered commercial bank. On October 12, 2011, in accordance with a plan of conversion adopted by its Board of Directors and approved by its members, the Bank converted from a Maryland chartered mutual savings bank to a state chartered commercial bank. The conversion was accomplished through formation of Carroll to serve as the holding company of the Bank. Carroll’s common stock is quoted on the OTC Pink marketplace of the OTC Markets Group under the symbol “CROL”.

In accordance with applicable regulations at the time of the conversion from a mutual holding company to a stock holding company, the Bank substantially restricted its retained earnings by establishing a liquidation account. The liquidation account is maintained for the benefit of eligible account holders who keep their accounts at the Bank after conversion. The liquidation account is reduced annually to the extent that eligible account holders have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder’s interest in the liquidation account. In the event of a complete liquidation of the Bank, and only in such event, each account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the adjusted qualifying account balances then held. The Bank may not pay dividends if those dividends would reduce equity capital below the required liquidation account amount.

The Bank is headquartered in Sykesville, Maryland and is a community-oriented financial institution providing financial services to individuals, families and businesses through three banking offices. The Bank is subject to the regulation, examination and supervision by the Office of the Maryland Commissioner of Financial Regulation (the “Maryland Commissioner”) and the Federal Deposit Insurance Corporation (“FDIC”), our deposit insurer. The Bank’s primary deposits are certificate of deposit, savings and demand accounts and its primary lending products are residential and commercial real estate loans.

Principles of Consolidation

The consolidated financial statements include the accounts of Carroll and its wholly owned subsidiary, the Bank. All significant intercompany balances and transactions between Carroll and the Bank have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosure or in satisfaction of loans. In connection with the determination of the allowance for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

Note 2.                  Securities

The amortized cost and fair value of securities available for sale and held to maturity at September 30, 2020 and December 31, 2019 are as follows:

	At September 30, 2020
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Securities available for sale:
Residential mortgage-backed securities	$5,285,602	$158,832	$-	$5,444,434
Commercial mortgage-backed securities	3,000,004	-	1,144	2,998,860
Municipal bonds	201,844	1,920	-	203,764
Corporate bonds	2,011,108	3,017	325	2,013,800
	$10,498,558	$163,769	$1,469	$10,660,858

Securities held to maturity:
Municipal bonds	$250,000	$5,772	$-	$255,772
Corporate bonds	1,952,937	53,743	690	2,005,990
	$2,202,937	$59,515	$690	$2,261,762

	At December 31, 2019
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Securities available for sale:
Residential mortgage-backed securities	$6,776,137	$13,038	$2,903	$6,786,272
Commercial mortgage-backed securities	3,093,339	-	4,189	3,089,150
Municipal bonds	532,071	3,647	-	535,718
Corporate bonds	2,022,628	20,952	-	2,043,580
	$12,424,175	$37,637	$7,092	$12,454,720

Securities held to maturity:
Municipal bonds	$250,000	$4,978	$-	$254,978
Corporate bonds	1,953,407	69,973	-	2,023,380
	$2,203,407	$74,951	$-	$2,278,358

The Bank had no private label residential mortgage-backed securities at September 30, 2020 and December 31, 2019 or during the nine months or year then ended, respectively.

At September 30, 2020 and December 31, 2019, the carrying amount of securities pledged as collateral for uninsured public fund deposits was $12.7 million and $11.7 million, respectively.

The amortized cost and fair value of securities available for sale and held to maturity at September 30, 2020 and December 31, 2019, by contractual maturity, are shown below. Expected maturities for residential mortgage-backed securities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	At September 30, 2020
	Securities available for sale		Securities held to maturity
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value

Under 1 year	$3,507,439	$3,507,145	$-	$-
Over 1 year through 5 years	924,817	934,676	752,937	801,878
After 5 years through 10 years	2,452,201	2,497,348	1,450,000	1,459,884
Over 10 years	3,614,101	3,721,689	-	-
	$10,498,558	$10,660,858	$2,202,937	$2,261,762

	At December 31, 2019
	Securities available for sale		Securities held to maturity
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value

Under 1 year	$-	$-	$-	$-
Over 1 year through 5 years	4,015,115	4,018,210	753,407	803,582
After 5 years through 10 years	3,473,612	3,496,269	1,450,000	1,474,776
Over 10 years	4,935,448	4,940,241	-	-
	$12,424,175	$12,454,720	$2,203,407	$2,278,358

The Bank sold or called $325,000 and $7.2 million in securities available for sale during the nine months ended September 30, 2020 and 2019, respectively. From those transactions, the Bank realized no gain or loss in 2020 and a net gain of $78,628 in 2019.

Securities with gross unrealized losses at September 30, 2020 and December 31, 2019, aggregated by investment category and length of time individual securities have been in a continual loss position, are as follows:

	September 30, 2020
	Less than 12 Months		12 Months or More		Total
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
Securities available for sale:
Residential mortgage-backed securities	$-	$-	$-	$-	$-	$-
Commercial mortgage-backed securities	-	-	2,998,860	1,144	2,998,860	1,144
Municipal bonds	-	-	-	-	-	-
Corporate bonds	499,675	325	-	-	499,675	325
	$499,675	$325	$2,998,860	$1,144	$3,498,535	$1,469

Securities held to maturity:
Corporate bonds	$749,310	$690	$-	$-	$749,310	$690

	December 31, 2019
	Less than 12 Months		12 Months or More		Total
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
Securities available for sale:
Residential mortgage-backed securities	$2,035,906	$2,903	$-	$-	$2,035,906	$2,903
Commercial mortgage-backed securities	2,995,920	4,096	93,230	93	3,089,150	4,189
Municipal bonds	-	-	-	-	-	-
Corporate bonds	-	-	-	-	-	-
	$5,031,826	$6,999	$93,230	$93	$5,125,056	$7,092

Securities held to maturity:
Corporate bonds	$-	$-	$-	$-	$-	$-

Note 3.                  Loans

Loans at September 30, 2020 and December 31, 2019 are summarized as follows:

	At September 30, 2020		At December 31, 2019
		Percent		Percent
	Balance	of Total	Balance	of Total

Residential owner occupied - first lien	$27,501,996	18.6%	$29,781,012	19.5%
Residential owner occupied - junior lien	7,769,513	5.3%	8,164,841	5.4%
Residential non-owner occupied (investor)	14,969,004	10.1%	18,004,183	11.8%
Commercial owner occupied	29,873,404	20.2%	28,504,614	18.7%
Other commercial loans	67,641,360	45.7%	67,793,313	44.5%
Consumer loans	93,409	0.1%	120,394	0.1%
Total loans	147,848,686	100.0%	152,368,357	100.0%
Net deferred fees, costs and purchase premiums	147,304		409,942
Allowance for loan losses	(1,139,940)		(1,129,294)
Total loans, net	$146,856,050		$151,649,005

Our residential one- to four-family first lien mortgage loan portfolio is pledged as collateral for our advances with the Federal Home Loan Bank of Atlanta (“FHLB”).

Note 4.                  Credit Quality of Loans and Allowance for Loan Losses

Company policies, consistent with regulatory guidelines, provide for the classification of loans that are considered to be of lesser quality as substandard, doubtful, or loss. A loan is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard loans include those loans characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. Loans classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Loans (or portions of loans) classified as loss are those considered uncollectible and of such little value that their continuance as assets is not warranted. Loans that do not expose us to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve our close attention, are required to be designated as special mention.

The Company maintains an allowance for loan losses at an amount estimated to equal all credit losses incurred in our loan portfolio that are both probable and reasonable at the balance sheet date. Our determination as to the classification of our assets is subject to review by the Maryland Commissioner and the FDIC. We regularly review our asset portfolio to determine whether any assets require classification in accordance with applicable regulations.

The Company provides for loan losses based upon the consistent application of our documented allowance for loan loss methodology. All loan losses are charged to the allowance for loan losses and all recoveries are credited to it. Additions to the allowance for loan losses are provided by charges to income based on various factors which, in our judgment, deserve current recognition in estimating probable losses. We regularly review the loan portfolio and make provisions for loan losses in order to maintain the allowance for loan losses in accordance with GAAP. The allowance for loan losses consists primarily of two components:

1)

specific allowances are established for loans classified as substandard or doubtful. For loans classified as impaired, the allowance is established when the net realizable value (collateral value less costs to sell) of the loan is lower than the carrying amount of the loan. The amount of impairment provided for as a specific allowance is represented by the deficiency, if any, between the underlying collateral value and the carrying value of the loan. Impaired loans for which the estimated fair value of the loan or the fair value of the underlying collateral, if the loan is collateral dependent, exceeds the carrying value of the loan are not considered in establishing specific allowances for loan losses; and

2)

general allowances are established for loan losses on a portfolio basis for loans that do not meet the definition of impaired loans. The portfolio is grouped into similar risk characteristics, primarily loan type and regulatory classification. We apply an estimated loss rate to each loan group. The loss rates applied are based upon our loss experience adjusted, as appropriate, for the qualitative factors discussed below. This evaluation is inherently subjective, as it requires material estimates that may be susceptible to significant revisions based upon changes in economic and real estate market conditions.

The allowance for loan losses is maintained at a level to provide for losses that are probable and can be reasonably estimated. Management’s periodic evaluation of the adequacy of the allowance is based on the Company’s past loan loss experience, known and inherent losses in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.

The adjustments to historical loss experience are based on our evaluation of several qualitative factors, including:

●	changes in the types of loans in the loan portfolio and the size of the overall portfolio;

●	changes in the levels of concentration of credit;

●	changes in the number and amount of non-accrual loans, classified loans, past due loans and troubled debt restructurings and other loan modifications;

●	changes in the experience, ability and depth of lending personnel;

●	changes in the quality of the loan review system and the degree of Board oversight;

●	changes in lending policies and procedures;

●	changes in national, state and local economic trends and business conditions; and

●	changes in external factors such as competition and legal and regulatory oversight.

A loan is considered past due or delinquent when a contractual payment is not paid on the day it is due. A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for all loans secured by real estate by the fair value of the collateral if the loan is collateral dependent.

The Bank’s charge-off policy states after all collection efforts have been exhausted, the loan is deemed to be a loss and the loss amount has been determined, the loss amount will be charged to the established allowance for loan losses. Loans secured by real estate, either residential or commercial, are evaluated for loss potential at the 60 day past due threshold. At no later than 90 days past due the loan is placed on nonaccrual status and a specific reserve is established if the net realizable value in less than the principal value of the loan balance(s). Once the actual loss value has been determined, a charge-off to the allowance for loan losses for the amount of the loss is taken. Each loss is evaluated on its specific facts regarding the appropriate timing to recognize the loss. Unsecured loans are charged-off to the allowance for loan losses at the 90 day past due threshold or when an actual loss has been determined whichever is earlier.

We evaluate the allowance for loan losses based upon the combined total of the specific and general components. Generally, when the loan portfolio increases, absent other factors, the allowance for loan loss methodology results in a higher dollar amount of estimated probable losses than would be the case without the increase. Generally, when the loan portfolio decreases, absent other factors, the allowance for loan loss methodology results in a lower dollar amount of estimated probable losses than would be the case without the decrease.

Commercial real estate loans generally have greater credit risks compared to one- to four-family residential mortgage loans we originate, as they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment experience on loans secured by income-producing properties typically depends on the successful operation of the related business and thus may be subject to a greater extent to adverse conditions in the real estate market and in the general economy. Therefore, we expect that the percentage of the allowance for loan losses as a percentage of the loan portfolio will increase going forward as we continue our focus on the origination of commercial real estate loans.

The following tables summarize the activity in the allowance for loan losses by portfolio segment for the three and nine months ended September 30, 2020 and 2019.

	For the Three Months Ended September 30, 2020
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer	Total

Beginning balance	$81,330	$33,617	$118,891	$242,171	$697,593	$-	$1,173,602
Charge-offs	-	-	33,764	-	-	-	33,764
Recoveries	102	-	-	-	-	-	102
Provision	(2,152)	(2,539)	(19,937)	2,025	22,603	-	-
Ending Balance	$79,280	$31,078	$65,190	$244,196	$720,196	$-	$1,139,940

	For the Three Months Ended September 30, 2019
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer	Total

Beginning balance	$70,870	$25,223	$139,063	$208,886	$727,545	$-	$1,171,587
Charge-offs	-	-	47,628	-	-	-	47,628
Recoveries	2,934	-	-	-	-	-	2,934
Provision	(7,978)	(1,747)	7,533	(4,373)	6,565	-	-
Ending Balance	$65,826	$23,476	$98,968	$204,513	$734,110	$-	$1,126,893

	For the Nine Months Ended September 30, 2020
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer	Total

Beginning balance	$71,366	$24,494	$97,182	$217,748	$718,504	$-	$1,129,294
Charge-offs	-	-	128,236	-	-	-	128,236
Recoveries	1,313	-	-	-	-	-	1,313
Provision	6,601	6,584	96,244	26,448	1,692	-	137,569
Ending Balance	$79,280	$31,078	$65,190	$244,196	$720,196	$-	$1,139,940

	For the Nine Months Ended September 30, 2019
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer	Total

Beginning balance	$70,316	$25,149	$126,478	$179,532	$739,361	$-	$1,140,836
Charge-offs	-	-	47,628	-	-	-	47,628
Recoveries	9,157	-	-	-	-	-	9,157
Provision	(13,647)	(1,673)	20,118	24,981	(5,251)	-	24,528
Ending Balance	$65,826	$23,476	$98,968	$204,513	$734,110	$-	$1,126,893

The following tables set forth the balance of the allowance for loan losses by portfolio segment, disaggregated by impairment methodology, which is then further segregated by amounts evaluated for impairment collectively and individually at September 30, 2020 and December 31, 2019:

	September 30, 2020
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total
Allowance for loan losses:
Ending balance	$79,280	$31,078	$65,190	$244,196	$720,196	$-	$1,139,940
Ending balance individually evaluated for impairment	$5,139	$-	$8,175	$-	$-	$-	$13,314
Ending balance collectively evaluated for impairment	$74,141	$31,078	$57,015	$244,196	$720,196	$-	$1,126,626
Loans:
Ending balance	$25,799,046	$7,769,513	$14,969,004	$29,873,404	$67,641,359	$94,624	$146,146,950
Ending balance individually evaluated for impairment	$294,690	$-	$295,126	$776,136	$1,725,348	$-	$3,091,300
Ending balance collectively evaluated for impairment	$25,504,356	$7,769,513	$14,673,878	$29,097,268	$65,916,011	$94,624	$143,055,650

	December 31, 2019
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total
Allowance for loan losses:
Ending balance	$71,366	$24,494	$97,182	$217,748	$718,504	$-	$1,129,294
Ending balance individually evaluated for impairment	$6,862	$-	$25,656	$-	$-	$-	$32,518
Ending balance collectively evaluated for impairment	$64,504	$24,494	$71,526	$217,748	$718,504	$-	$1,096,776
Loans:
Ending balance	$29,781,012	$8,164,841	$18,004,183	$28,504,614	$67,793,313	$120,394	$152,368,357
Ending balance individually evaluated for impairment	$298,774	$-	$212,179	$-	$3,975,646	$-	$4,486,599
Ending balance collectively evaluated for impairment	$29,482,238	$8,164,841	$17,792,004	$28,504,614	$63,817,667	$120,394	$147,881,758

The allowance for loan losses allocated to each portfolio segment is not necessarily indicative of future losses in any particular portfolio segment and does not restrict the use of the allowance to absorb losses in other portfolio segments.

The following tables are a summary of the loan portfolio quality indicators by portfolio segment at September 30, 2020 and December 31, 2019:

	September 30, 2020
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total
Pass	$25,504,356	$7,769,513	$14,673,879	$29,873,404	$64,503,541	$94,624	$142,419,317
Special Mention	-	-	-	-	636,333	-	636,333
Substandard	294,690	-	295,125	-	2,501,485	-	3,091,300
Doubtful	-	-	-	-	-	-	-
Total	$25,799,046	$7,769,513	$14,969,004	$29,873,404	$67,641,359	$94,624	$146,146,950

	December 31, 2019
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total
Pass	$29,482,238	$8,164,841	$17,851,276	$28,504,614	$63,817,666	$120,394	$147,941,029
Special Mention	-	-	-	-	-	-	-
Substandard	298,774	-	152,907	-	3,975,647	-	4,427,328
Doubtful	-	-	-	-	-	-	-
Total	$29,781,012	$8,164,841	$18,004,183	$28,504,614	$67,793,313	$120,394	$152,368,357

Management uses a ten-level internal risk rating system to monitor the credit quality of the overall loan portfolio. The first six categories are considered not criticized and are aggregated as a “Pass” rating.

●         Pass (risk ratings 1-6) – risk ratings one to four are deemed “acceptable”. Risk rating five is “acceptable with care” and risk rating six is a “watch credit”.

●         Special Mention (risk rating 7) - a special mention loan has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or in the institution’s credit position at some future date. Special mention loans are not adversely classified and do not expose the Bank to sufficient risk to warrant adverse classification.

●         Substandard (risk rating 8) - substandard loans are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

●         Doubtful (risk rating 9) - loans classified as doubtful have all the weaknesses inherent in those classified as substandard with the added characteristic that the loan’s present weaknesses make collection or liquidation in full, on the basis of currently known facts, conditions and values, highly questionable and improbable.

●         Loss (risk rating 10) - loans classified as loss are considered uncollectible and of such little value that their continuance as assets is not warranted. This classification does not mean that the loan has absolutely no recovery or salvage value but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may occur in the future.

Loans classified special mention, substandard, doubtful or loss are reviewed at least quarterly to determine their appropriate classification. Non-classified commercial loan relationships greater than $50,000 are reviewed annually. Non-classified residential mortgage loans and consumer loans are not evaluated unless a specific event occurs to raise the awareness of possible credit deterioration.

The following tables set forth certain information with respect to our loan delinquencies by portfolio segment at September 30, 2020 and December 31, 2019:

	September 30, 2020
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total
Current	$25,799,046	$7,769,513	$14,736,842	$29,873,404	$67,641,359	$94,624	$145,914,788
30-59 days past due	-	-	-	-	-	-	-
60-89 days past due	-	-	-	-	-	-	-
Greater than 90 days past due	-	-	232,162	-	-	-	232,162
Total past due	-	-	232,162	-	-	-	232,162
Total	$25,799,046	$7,769,513	$14,969,004	$29,873,404	$67,641,359	$94,624	$146,146,950

	December 31, 2019
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total
Current	$28,853,747	$8,164,841	$17,862,427	$28,504,614	$64,739,666	$120,394	$148,245,689
30-59 days past due	344,996	-	59,272	-	-	-	404,268
60-89 days past due	582,269	-	-	-	1,748,468	-	2,330,737
Greater than 90 days past due	-	-	82,484	-	1,305,179	-	1,387,663
Total past due	927,265	-	141,756	-	3,053,647	-	4,122,668
Total	$29,781,012	$8,164,841	$18,004,183	$28,504,614	$67,793,313	$120,394	$152,368,357

The following tables are a summary of impaired loans by portfolio segment at September 30, 2020 and December 31, 2019:

	September 30, 2020
Impaired Loans:	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total

With no related allowance recorded:
Recorded Investment	$-	$-	$236,505	$-	$2,501,484	$-	$2,737,989
Unpaid Principal Balance	-	-	236,505	-	2,501,484	-	2,737,989

With an allowance recorded:
Recorded Investment	$255,190	$-	$71,122	$-	$-	$-	$326,312
Unpaid Principal Balance	294,690	-	58,621	-	-	-	353,311
Related Allowance	5,139	-	8,175	-	-	-	13,314

Total impaired loans:
Recorded Investment	$255,190	$-	$307,627	$-	$2,501,484	$-	$3,064,301
Unpaid Principal Balance	294,690	-	295,126	-	2,501,484	-	3,091,300
Related Allowance	5,139	-	8,175	-	-	-	13,314

	December 31, 2019
Impaired Loans:	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total

With no related allowance recorded:
Recorded Investment	$-	$-	$70,423	$-	$4,087,619	$-	$4,158,042
Unpaid Principal Balance	-	-	70,423	-	4,088,424	-	4,158,847

With an allowance recorded:
Recorded Investment	$257,849	$-	$182,641	$-	$-	$-	$440,490
Unpaid Principal Balance	298,774	-	182,641	-	-	-	481,415
Related Allowance	6,862	-	25,656	-	-	-	32,518

Total impaired loans:
Recorded Investment	$257,849	$-	$253,064	$-	$4,087,619	$-	$4,598,532
Unpaid Principal Balance	298,774	-	253,064	-	4,088,424	-	4,640,262
Related Allowance	6,862	-	25,656	-	-	-	32,518

The following tables present by portfolio segment, information related to the average recorded investment and the interest income foregone and recognized on impaired loans for the three and nine months ended September 30, 2020 and 2019:

	For the Three Months Ended September 30, 2020
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total

With no related allowance recorded:
Average recorded investment	$113,892	$-	$150,986	$-	$2,510,229	$-	$2,775,107
Interest income that would have been recognized	3,019	-	-	-	-	-	3,019
Interest income recognized (cash basis)	2,272	-	-	-	-	-	2,272
Interest income foregone (recovered)	747	-	-	-	-	-	747

With an allowance recorded:
Average recorded investment	$255,665	$-	$154,101	$-	$-	$-	$409,766
Interest income that would have been recognized	-	-	1,156	-	-	-	1,156
Interest income recognized (cash basis)	-	-	1,915	-	-	-	1,915
Interest income foregone (recovered)	-	-	(759)	-	-	-	(759)

Total impaired loans:
Average recorded investment	$369,557	$-	$305,087	$-	$2,510,229	$-	$3,184,873
Interest income that would have been recognized	3,019	-	1,156	-	-	-	4,175
Interest income recognized (cash basis)	2,272	-	1,915	-	-	-	4,187
Interest income foregone (recovered)	747	-	(759)	-	-	-	(12)

	For the Nine Months Ended September 30, 2020
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total

With no related allowance recorded:
Average recorded investment	$114,308	$-	$110,086	$-	$3,136,054	$-	$3,360,448
Interest income that would have been recognized	9,600	-	-	-	-	-	9,600
Interest income recognized (cash basis)	11,217	-	-	-	141,655	-	152,872
Interest income foregone (recovered)	(1,617)	-	-	-	(141,655)	-	(143,272)

With an allowance recorded:
Average recorded investment	$256,535	$-	$153,877	$-	$-	$-	$410,412
Interest income that would have been recognized	-	-	7,964	-	-	-	7,964
Interest income recognized (cash basis)	-	-	(33,959)	-	-	-	(33,959)
Interest income foregone (recovered)	-	-	41,923	-	-	-	41,923

Total impaired loans:
Average recorded investment	$370,843	$-	$263,963	$-	$3,136,054	$-	$3,770,860
Interest income that would have been recognized	9,600	-	7,964	-	-	-	17,564
Interest income recognized (cash basis)	11,217	-	(33,959)	-	141,655	-	118,913
Interest income foregone (recovered)	(1,617)	-	41,923	-	(141,655)	-	(101,349)

	For the Three Months Ended September 30, 2019
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total

With no related allowance recorded:
Average recorded investment	$275,411	$-	$74,092	$765,814	$1,552,721	$-	$2,668,038
Interest income that would have been recognized	3,293	-	-	7,948	33,231	-	44,472
Interest income recognized (cash basis)	3,331	-	-	130,317	27,000	-	160,648
Interest income foregone (recovered)	(38)	-	-	(122,369)	6,231	-	(116,176)

With an allowance recorded:
Average recorded investment	$259,154	$-	$213,685	$-	$-	$-	$472,839
Interest income that would have been recognized	-	-	6,113	-	-	-	6,113
Interest income recognized (cash basis)	-	-	2,060	-	-	-	2,060
Interest income foregone (recovered)	-	-	4,053	-	-	-	4,053

Total impaired loans:
Average recorded investment	$534,565	$-	$287,777	$765,814	$1,552,721	$-	$3,140,877
Interest income that would have been recognized	3,293	-	6,113	7,948	33,231	-	50,585
Interest income recognized (cash basis)	3,331	-	2,060	130,317	27,000	-	162,708
Interest income foregone (recovered)	(38)	-	4,053	(122,369)	6,231	-	(112,123)

	For the Nine Months Ended September 30, 2019
	Residential owner occupied - first lien	Residential owner occupied - junior lien	Residential non-owner occupied (investor)	Commercial owner occupied	Other commercial loans	Consumer loans	Total

With no related allowance recorded:
Average recorded investment	$273,369	$-	$76,505	$1,148,721	$1,651,878	$-	$3,150,473
Interest income that would have been recognized	9,999	-	-	72,982	104,979	-	187,960
Interest income recognized (cash basis)	13,981	-	-	130,318	86,537	-	230,836
Interest income foregone (recovered)	(3,982)	-	-	(57,336)	18,442	-	(42,876)

With an allowance recorded:
Average recorded investment	$259,913	$-	$229,711	$-	$-	$-	$489,624
Interest income that would have been recognized	-	-	8,057	-	-	-	8,057
Interest income recognized (cash basis)	-	-	7,784	-	-	-	7,784
Interest income foregone (recovered)	-	-	273	-	-	-	273

Total impaired loans:
Average recorded investment	$533,282	$-	$306,216	$1,148,721	$1,651,878	$-	$3,640,097
Interest income that would have been recognized	9,999	-	8,057	72,982	104,979	-	196,017
Interest income recognized (cash basis)	13,981	-	7,784	130,318	86,537	-	238,620
Interest income foregone (recovered)	(3,982)	-	273	(57,336)	18,442	-	(42,603)

The following table is a summary of performing and nonperforming impaired loans by portfolio segment at September 30, 2020 and December 31, 2019:

	At September 30,	At December 31,
	2020	2019
Performing loans:
Impaired performing loans:
Residential owner occupied - first lien	$-	$-
Residential owner occupied - junior lien	-	-
Residential non-owner occupied (investor)	-	59,272
Commercial owner occupied	-	-
Other commercial loans	2,501,485	2,670,467
Consumer loans	-	-
Troubled debt restructurings:
Residential owner occupied - first lien	294,690	298,774
Residential owner occupied - junior lien	-	-
Residential non-owner occupied (investor)	62,963	70,423
Commercial owner occupied	-	-
Other commercial loans	-	-
Consumer loans	-	-
Total impaired performing loans	2,859,138	3,098,936

Nonperforming loans:
Impaired nonperforming loans (nonaccrual):
Residential owner occupied - first lien	-	-
Residential owner occupied - junior lien	-	-
Residential non-owner occupied (investor)	232,162	82,484
Commercial owner occupied	-	-
Other commercial loans	-	1,305,179
Consumer loans	-	-
Troubled debt restructurings:
Residential owner occupied - first lien	-	-
Residential owner occupied - junior lien	-	-
Residential non-owner occupied (investor)	-	-
Commercial owner occupied	-	-
Other commercial loans	-	-
Consumer loans	-	-
Total impaired nonperforming loans (nonaccrual):	232,162	1,387,663
Total impaired loans	$3,091,300	$4,486,599

Troubled debt restructurings. Loans may be periodically modified in troubled debt restructurings (“TDRs”) where economic concessions have been granted to borrowers who have experienced or are expected to experience financial difficulties. These concessions typically result from the Company’s loss mitigation activities and could include reductions in the interest rate, payment extensions, forgiveness of principal, forbearance, or other actions. Generally, we do not forgive principal or interest on a loan or modify the interest rate to below market rates. When we modify loans in a TDR, we evaluate any possible impairment similar to any other impaired loans. If we determine that the value of the restructured loan is less than the recorded investment in the loan, impairment is recognized through a specific allowance estimate or a charge-off to the allowance.

If a restructured loan was nonperforming prior to the restructuring, the restructured loan will remain a nonperforming loan. After a period of six months and if the restructured loan is in compliance with its modified terms, the loan will become a performing loan. If a restructured loan was performing prior to the restructuring, the restructured loan will remain a performing loan. A performing TDR will no longer be reported as a TDR in calendar years after the year of the restructuring if the effective interest rate is equal or greater than the market rate for credits with comparable risk.

There were no TDRs modified during the nine months ended September 30, 2020 or the year ended December 31, 2019.

Residential Foreclosures and Repossessed Assets — Once all potential alternatives for reinstatement are exhausted, past due loans collateralized by residential real estate are referred for foreclosure proceedings in accordance with the requirements of the applicable jurisdiction. Once the Bank obtains possession of the property collateralizing the loan, the Company records the repossessed property within other assets as other real estate owned. At September 30, 2020, there were no residential loans in the process of foreclosure.

Note 5.                  Deposits

Deposits were comprised of the following at September 30, 2020 and December 31, 2019:

	September 30, 2020		December 31, 2019
	Balance	Percent of Total	Balance	Percent of Total

Non-interest bearing checking	$21,223,015	14.6%	$16,397,482	11.4%
Interest-bearing checking	28,621,151	19.8%	19,076,747	13.2%
Savings	6,681,199	4.6%	4,657,204	3.2%
Premium savings	18,201,612	12.6%	17,778,571	12.3%
IRA savings	3,344,764	2.3%	3,548,786	2.5%
Money market	9,626,504	6.6%	9,968,105	6.9%
Certificates of deposit	57,198,463	39.5%	72,699,786	50.5%
Total deposits	$144,896,708	100.0%	$144,126,681	100.0%

Certificates of deposit scheduled maturities are as follows:

	September 30,	December 31,
	2020	2019
Period to Maturity:
Less than or equal to one year	$41,414,761	$50,684,257
More than one to two years	7,779,617	11,108,390
More than two to three years	5,487,230	4,073,934
More than three to four years	1,632,722	6,065,549
More than four to five years	884,133	767,656
Total certificates of deposit	$57,198,463	$72,699,786

Certificates of deposit at December 31, 2019 included $8.0 million of brokered deposits. There were no brokered deposits as of September 30, 2020.

Deposit accounts in the Bank are insured by the FDIC, generally up to a maximum of $250,000 per separately insured depositor.

Note 6.                  Fair Value Measurements

The Financial Accounting Standards Board issued Accounting Standards Codification (“ASC”) Topic 825 “Financial Instruments,” which provides guidance on the fair value option for financial assets and liabilities. This guidance permits entities to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The election to use the fair value option is available when an entity first recognizes a financial asset or financial liability or upon entering into a commitment. Subsequent changes must be recorded in earnings.

Simultaneously with the adoption of ASC 825, Carroll adopted ASC 820, Fair Value Measurement. ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under ASC 820, fair value measurements are not adjusted for transaction costs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below.

Level 1         Valuations for assets and liabilities traded in active exchange markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2         Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third party pricing services for identical or comparable assets or liabilities which use observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in active markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3         Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

The types of instruments valued based on quoted market prices in active markets include most U.S. government and agency securities, liquid mortgage products, active listed equities and most money market securities. Such instruments are generally classified within Level 1 or Level 2 of the fair value hierarchy. As required by ASC 820, Carroll does not adjust the quoted price for such instruments.

The types of instruments valued based on quoted prices in markets that are not active, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency include most investment-grade and high-yield corporate bonds, less liquid mortgage products, less liquid equities, state, municipal and provincial obligations, and certain physical commodities. Such instruments are generally classified within Level 2 of the fair value hierarchy.

Level 3 is for positions that are not traded in active markets or are subject to transfer restrictions, valuations are adjusted to reflect illiquidity and/or non-transferability, and such adjustments are generally based on available market evidence. In the absence of such evidence, management’s best estimate is used.

Impaired loans are evaluated and valued at the time the loan is identified as impaired, at the lower of cost or market value. Market value is measured based on the value of the collateral securing these loans and is classified within Level 3 in the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory and/or accounts receivable. The value of real estate collateral is determined based on an appraisal by qualified licensed appraisers hired by the Bank. The value of business equipment, inventory and accounts receivable collateral is based on the net book value on the business’ financial statements and, if necessary, discounted based on management’s review and analysis. Appraised and reported values may be discounted based on management’s historical knowledge, changes in market conditions from the time of valuation, and/or management’s expertise and knowledge of the client and client’s business. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and are adjusted accordingly, based on the same factors identified above.

Foreclosed assets are adjusted for fair value upon transfer of loans to foreclosed assets. Subsequently, foreclosed assets are carried at the lower of carrying value or fair value. Fair value is based upon independent market prices, appraised value of the collateral or management’s estimation of the value of the collateral. When the fair value of the collateral is based on an observable market price or a current appraised value, the Bank records the foreclosed asset as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market prices, the Bank records the foreclosed asset as nonrecurring Level 3.

The following table presents a summary of financial assets measured at fair value on a recurring basis at September 30, 2020 and December 31, 2019:

	September 30, 2020
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Carrying Value	Level 1	Level 2	Level 3
Residential mortgage-backed securities	$5,444,434	$-	$5,444,434	$-
Commercial mortgage-backed securities	2,998,860	-	2,998,860	-
Municipal bonds	203,764	-	203,764	-
Corporate bonds	2,013,800	-	2,013,800	-
Total securities available for sale	$10,660,858	$-	$10,660,858	$-

	December 31, 2019
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Carrying Value	Level 1	Level 2	Level 3
Residential mortgage-backed securities	$6,786,272	$-	$6,786,272	$-
Commercial mortgage-backed securities	3,089,150	-	3,089,150	-
Municipal bonds	535,718	-	535,718	-
Corporate bonds	2,043,580	-	2,043,580	-
Total securities available for sale	$12,454,720	$-	$12,454,720	$-

The following table presents a summary of financial assets measured at fair value on a non-recurring basis at September 30, 2020 and December 31, 2019:

	September 30, 2020
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Carrying Value	Level 1	Level 2	Level 3
Residential owner occupied - first lien	$289,551	$-	$-	$289,551
Residential non-owner occupied (investor)	286,950	-	-	286,950
Other commercial loans	2,501,485	-	-	2,501,485
Total impaired loans	$3,077,986	$-	$-	$3,077,986

Other commercial loans	$1,411,605	$-	$-	$1,411,605
Total foreclosed real estate	$1,411,605	$-	$-	$1,411,605

	December 31, 2019
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Carrying Value	Level 1	Level 2	Level 3
Residential owner occupied - first lien	$291,912	$-	$-	$291,912
Residential non-owner occupied (investor)	186,523	-	-	186,523
Other commercial loans	3,975,646	-	-	3,975,646
Total impaired loans	$4,454,081	$-	$-	$4,454,081

Other commercial loans	$1,711,101	$-	$-	$1,711,101
Total foreclosed real estate	$1,711,101	$-	$-	$1,711,101

The methods and assumptions used to estimate the fair values for each class of the Company’s financial instruments are included in the disclosures that follow.

Cash and Cash Equivalents (Carried at Cost). The carrying amounts of cash and cash equivalents approximate fair value.

Certificates of Deposit with Depository Institutions (Carried at Cost). The carrying amounts of the certificates of deposit approximate fair value.

Securities Available for Sale (Carried at Fair Value). Where quoted prices are available in an active market, securities available for sale are classified within Level 1 of the valuation hierarchy. Level 1 would include highly liquid government bonds, mortgage products and exchange-traded equities. If quoted market prices are not available, securities available for sale are classified within Level 2 and fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flow. Level 2 would include U.S. agency securities, mortgage-backed securities, obligations of states and political subdivisions and certain corporate, asset-backed and other securities.

Securities Held to Maturity (Carried at Amortized Cost). Where quoted prices are available in an active market, securities held to maturity are classified within Level 1 of the valuation hierarchy. Level 1 would include highly liquid government bonds, mortgage products and exchange-traded equities. If quoted market prices are not available, securities held to maturity are classified within Level 2 and fair value values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flow. Level 2 would include U.S. agency securities, mortgage-backed securities, obligations of states and political subdivisions and certain corporate, asset-backed and other securities.

Loans, Net of Allowance for Loan Losses (Carried at Cost). The fair value of loans are estimated using discounted cash flow analyses, using market rates at the statement of condition date that reflect the credit and interest rate risk inherent in the loans. Projected future cash flows are calculated based upon contractual maturity or call dates, projected repayments and prepayments of principal. Generally, for variable rate loans that reprice frequently with no significant change in credit risk, fair values are based on carrying values. Impaired loans are measured at an observable market price (if available), or at fair value of the loan’s collateral (if the loan is collateral dependent). When the loan is dependent on collateral, fair value of collateral is determined by an appraisal or independent valuation, which is then adjusted for the estimated cost to sell. Impaired loans allocated to the allowance for loan losses are measured at the lower of cost or fair value on a nonrecurring basis.

Bank-Owned Life Insurance (Carried at Surrender Value). The carrying amount of the life insurance policies is based on the accumulated cash surrender value of each policy.

Other Equity Securities (Carried at Cost). The carrying amount of Federal Home Loan Bank and correspondent bank stock approximates fair value, and considers the limited marketability of such securities.

Deposits (Carried at Cost). The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities.

Federal Home Loan Bank Advances (Carried at Cost). Fair values of FHLB advances are estimated using discounted cash flows analysis, based on quoted prices for new FHLB advances with similar credit risk characteristics, terms and remaining maturity. These prices obtained from this active market represent a market value that is deemed to represent the transfer price if the liability were assumed by a third party.

Off- Balance Sheet Financial Instruments (Disclosures at Cost). Fair values for off-balance sheet financial instruments (lending commitments and letters of credit) are based on fees currently charged in the market to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. The fair value of these instruments is not material.

The estimated fair values of the Company’s financial instruments were as follows at the dates indicated:

	September 30, 2020
	Carrying		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Amount	Fair Value	Level 1	Level 2	Level 3
Financial instruments - assets:
Cash and cash equivalents	$5,441,610	$5,441,610	$5,441,610	$-	$-
Certificates of deposit with depository institutions	750,000	750,000	-	750,000	-
Securities available for sale	10,660,858	10,660,858	-	10,660,858	-
Securities held to maturity	2,202,937	2,261,762	-	2,161,762	100,000
Other equity securities	926,700	926,700	-	803,100	123,600
Loans and leases, net of allowance for loan losses	146,856,050	146,824,145	-	-	146,824,145
Bank-owned life insurance	3,963,723	3,963,723	-	3,963,723	-

Financial instruments - liabilities:
Deposits	$144,896,708	$145,513,085		$145,513,085	$-
Federal Home Loan Bank advances	13,000,000	13,000,000		13,000,000	-

Financial instruments - off-balance sheet	$-	$-	$-	$-	$-

	December 31, 2019
	Carrying		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Amount	Fair Value	Level 1	Level 2	Level 3
Financial instruments - assets:
Cash and cash equivalents	$5,370,187	$5,370,187	$5,370,187	$-	$-
Certificates of deposit with depository institutions	1,500,000	1,500,000	-	1,500,000	-
Securities available for sale	12,454,720	12,454,720	-	12,454,720	-
Securities held to maturity	2,203,407	2,278,358	-	2,178,358	100,000
Other equity securities	1,192,700	1,192,700	-	1,069,100	123,600
Loans and leases, net of allowance for loan losses	151,649,005	151,587,046	-	-	151,587,046
Bank-owned life insurance	3,901,282	3,901,282	-	3,901,282	-

Financial instruments - liabilities:
Deposits	$144,126,681	$144,265,286	$-	$144,265,286	$-
Federal Home Loan Bank advances	21,000,000	20,990,975	-	20,990,975	-

Financial instruments - off-balance sheet	$-	$-	$-	$-	$-

Note 7.                  Capital Requirements and Regulatory Matters

Federal and state banking regulations place certain restrictions on dividends paid to Carroll by the Bank, and loans or advances made by the Bank to Carroll. For a Maryland chartered bank, dividends may be paid out of undivided profits or, with the prior approval of the Maryland Commissioner, from surplus in excess of 100% of required capital stock. If, however, the surplus of a Maryland bank is less than 100% of its required capital stock, cash dividends may not be paid in excess of 90% of net earnings. Loans and advances are limited to 10% of the Bank’s capital and surplus on a secured basis. In addition, the payment of dividends by the Bank would be prohibited if the effect thereof would cause the Bank’s capital to be reduced below minimum capital requirements.

Carroll’s ability to pay dividends is dependent in large part on the Bank’s ability to pay dividends to Carroll.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total, tier I and common equity tier 1 capital to risk weighted assets, tier 1 leverage to average assets and tangible capital to tangible assets. Management believes, as of September 30, 2016, the Bank met all capital adequacy requirements to which it is subject.

Based on the most recent notification from the Bank’s regulators, the Bank was well capitalized under the regulatory framework for prompt corrective action as of September 30, 2020. To be categorized as well capitalized, an institution must maintain minimum ratios as set forth in the following table. There are no conditions or events since the notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios at September 30, 2020 and December 31, 2019 are presented in the table below:

	September 30, 2020
	Actual		For Capital Adequacy Purposes		To be well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk-weighted assets	$18,910,549	14.2%	$10,666,224	8.0%	$13,332,780	10.0%
Tier 1 capital to risk-weighted assets	17,770,609	13.3%	7,999,668	6.0%	10,666,224	8.0%
Common equity tier 1 capital to risk-weighted assets	17,770,609	13.3%	5,999,751	4.5%	8,666,307	6.5%
Tier 1 leverage to average assets	17,770,609	9.9%	7,196,480	4.0%	8,995,601	5.0%
Tangible capital to tangible assets	17,888,244	10.2%	N/A	N/A	N/A	N/A

	December 31, 2019
	Actual		For Capital Adequacy Purposes		To be well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk-weighted assets	$18,839,605	13.1%	$11,525,431	8.0%	$14,406,789	10.0%
Tier 1 capital to risk-weighted assets	17,710,311	12.3%	8,644,073	6.0%	11,525,431	8.0%
Common equity tier 1 capital to risk-weighted assets	17,710,311	12.3%	6,483,055	4.5%	9,364,413	6.5%
Tier 1 leverage to average assets	17,710,311	9.5%	7,483,015	4.0%	9,353,768	5.0%
Tangible capital to tangible assets	17,732,450	9.6%	N/A	N/A	N/A	N/A

Note 8.                  Earnings Per Share

Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding for the period exclusive of unallocated employee stock ownership plan shares and unvested restricted stock. Diluted earnings per share assumes granted unvested restricted stock as potential common stock and outstanding warrants to purchase common stock are considered in the diluted earnings per share calculations to the extent they would have a dilutive effect if converted to common stock as computed by using the Treasury Stock method.

The calculation of net income per common share for the three and nine months ended September 30, 2020 and 2019 are as follows:

	For the Three Months Ended September 30, 2020	For the Three Months Ended September 30, 2019	For the Nine Months Ended September 30, 2020	For the Nine Months Ended September 30, 2019

Net (loss) income	$(240,417)	$290,751	$(189,634)	$251,541
Weighted average number of shares used in:
Basic number of shares	1,130,468	1,124,244	1,129,136	1,122,032
Adjustment for common share equivalents	3,399	2,096	2,688	2,528
Diluted number of shares	1,133,867	1,126,340	1,131,824	1,124,560
Basic net income per common share	$(0.21)	$0.26	$(0.17)	$0.22
Diluted net income per common share	$(0.21)	$0.26	$(0.17)	$0.22

Note 9.                  Leases

A lease is defined as a contract, or part of a contract, that conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration. On January 1, 2019, the Company adopted Accounting Standards Update (“ASU”) No. 2016-02 Leases (Topic 842) and all subsequent ASUs that modified Topic 842. For the Company, ASC Topic 842 primarily affected the accounting treatment for operating lease agreements in which the Company is the lessee. Upon adoption of ASC Topic 842, Leases, on January 1, 2019, the Company recorded an asset of $313,495 and a corresponding liability in the amount of $298,111, included in other assets and other liabilities respectively on the consolidated balance sheet. The Company elected to adopt the transition relief under ASC Topic 842 using the modified retrospective transition method. All lease agreements are accounted for as operating leases. The Company had no unamortized initial direct costs related to the establishment of these lease agreements as of January 1, 2019.

Substantially all of the leases in which the Company is the lessee are comprised of real estate property for branches and office spaces with terms extending through March 2021. All of our leases are classified as operating leases, and, therefore, were previously not recognized on the Company’s consolidated balance sheet. With the adoption of Topic 842, operating lease agreements are required to be recognized on the consolidated balance sheet as a right-of-use (ROU) asset and a corresponding lease liability.

The following table represents the consolidated balance sheet classification of the Company’s ROU assets and lease liabilities at September 30, 2020 and December 31, 2019:

	Classification	September 30, 2020	December 31, 2019

Lease Right-of-use Assets	Other assets	$18,310	$136,216

Lease Liabilities	Other liabilities	$16,887	$125,983

Weighted-average remaining lease term (months)		6.00	11.00

Weighted-average discount rate		2.72%	2.30%

Future Minimum Lease Payments		Operating Leases	Operating Leases
	During 2020	$9,033	$125,084
	During 2021	9,033	9,033
Total Future Minimum Lease Payments		18,066	134,117
Amounts Representng Interest		1,179	8,134
Present Value of Net Future Minimum Lease Payments		$16,887	$125,983

Note 10.                  Defined Contribution Benefit Plan

The Company has a "safe harbor" 401(k) profit sharing plan in which a majority of its employees participate. Under the plan, the employer match is calculated on the participant’s contribution based on 100% of the first 3% of a participant’s annual salary and 50% on the next 2% of a participant’s annual salary. During the nine months ended September 30, 2020, the Bank matched $84,511 and $81,973 for the nine months ended September 30, 2019, which is included in salaries and employee benefits expense in the accompanying consolidated statements of operations.

Note 11.                  Employee Stock Ownership Plan

The Bank has an employee stock ownership plan (“ESOP”) for eligible employees. The ESOP holds 39,048 shares of Carroll’s common stock, of which 17,144 shares have been allocated to eligible employees as of September 30, 2020 with 23,140 shares remaining to be allocated over the term of the ESOP loan. The ESOP allocated shares include a distribution of 1,236 vested shares to a terminated employee.

The shares purchased by the ESOP are held by trustees in an unallocated suspense account, and shares are released annually from the suspense account on a pro-rata basis as principal and interest payments are made by the ESOP to Carroll. The trustees allocate the shares released among participants based on each participant’s proportional share of compensation relative to all participants.

Participants vest in their accounts 20% after each year of service and become 100% vested upon the completion of five years of service. Participants who were employed by the Bank immediately prior to Carroll’s initial public offering received credit for vesting purposes for years of service prior to adoption of the ESOP. Participants also become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the ESOP. Generally, participants will receive distributions from the ESOP upon separation from service. The separated employees can elect to receive their distribution as actual shares of vested stock or cash (based on the value of the stock as of the latest plan year-end). Forfeiture of non-vested shares and shares associated with cash distributions are reallocated to plan participants in the following year along with the regular annual share allocation.

The loans from Carroll to the ESOP to fund the ESOP’s purchase of the common stock are secured by the shares purchased and will be repaid by the ESOP over the term of each loan with funds from the Bank’s contributions to the ESOP and dividends payable on the common stock, if any. The interest rates on the ESOP loans are adjustable rates equal to the lowest Prime rate, as published in The Wall Street Journal. The interest rate will adjust monthly and will be the Prime rate on the first business day of the calendar month. The interest rate on the loans was 3.25% at September 30, 2020.

The debt of the ESOP, in accordance with generally accepted accounting principles, is eliminated in consolidation and the shares pledged as collateral are reported as unallocated ESOP shares in the consolidated statement of financial condition. Contributions to the ESOP shall be sufficient to pay principal and interest currently due under the loan agreements. As shares are committed to be released from collateral, the Bank reports compensation expense equal to the average market price of the shares for the respective period, and shares become outstanding for earnings per share computations.

On September 28, 2020, in connection with the pending merger with Farmers and Merchants Bank of Fowblesburg, Maryland, the ESOP repaid the outstanding loan from Carroll by remitting to Carroll 8,852 unallocated shares of Carroll’s common stock.

Shares held by the ESOP trust at September 30, 2020 and December 31, 2019 are as follows:

	September 30,		December 31,
	2020		2019
Shares held by the plan:
Allocated shares	15,908		15,908
Unallocated shares	14,288	(1)	23,140
Total shares held by the plan	30,196		39,048

Fair value of unallocated shares	$309,049		$333,216

(1) 8,852 shares were returned to Carroll Bancorp, Inc.

Note 12.                  Share-Based Compensation

Carroll has a restricted stock plan for eligible employees under the Carroll Bancorp, Inc. 2011 Recognition and Retention Plan and Trust Agreement (“Plan”).

The grant basis of these restricted stock awards is based on the closing price of Carroll’s common stock on the grant date and is amortized in equal monthly installments over the five-year vesting period of the grant adjusted as necessary for forfeitures. The restricted stock expense for the nine months ended September 30, 2020 and 2019 was $62,239 and $13,732, respectively.

During 2020, Carroll granted the remaining 2,726 shares in the trust. Just prior to September 30, 2020, the Plan had a total of 4,822 non-vested shares of restricted common stock. In preparation for the pending merger with Farmers and Merchants Bank on October 1, 2020, all remaining non-vested were vested and distributed out of the plan trust.

The table below presents the restricted stock award activity for the periods shown:

	Shares	Weighted Average Grant Date Fair Value

Number of shares at January 1, 2019	3,625	$13.09
Granted	-	-
Vested	(1,529)	12.73
Forfeited	-	-
Number of shares at December 31, 2019	2,096	$13.38
Granted	2,726	17.95
Vested	(4,822)	15.96
Forfeited	-
Number of shares at September 30, 2020	-	$-

The number of shares and fair value have been restated for the 5% stock dividend paid on May 1, 2019.

Carroll also maintains the Carroll Bancorp, Inc. 2011 Stock Option Plan. Options for 47,448 shares of common stock may be granted under the plan. No stock options had been granted as of September 30, 2020.

On December 1, 2017, the Board of Directors approved and implemented a Non-Employee Director Stock Compensation Plan. Under the plan, a director can elect to purchase newly issued shares of Carroll common stock with their directors’ fees. The purchase price is based on the closing stock price on the date of the meeting a director earned his fees. The shares of stock are issued on a quarterly basis. Due to the pending merger with Farmers and Merchants Bank, the plan was terminated in January 2020.